                                                                    EXHIBIT 4.20


                             THE CERPLEX GROUP, INC.



               ---------------------------------------------------


                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT

               ---------------------------------------------------




                            DATED AS OF APRIL 9, 1997






                                   $17,250,000
              9.50% SENIOR SUBORDINATED NOTES DUE NOVEMBER 19, 2001

                                TABLE OF CONTENTS
                          (NOT A PART OF THE AGREEMENT)

                                                                                                                 PAGE

         1.       PRELIMINARY STATEMENT; CLOSING................................................................   1
                  1.1      Preliminary Statement................................................................   1
                  1.2      The Closing..........................................................................   2
                  1.3      Failure to Tender, Failure of Conditions.............................................   3
                  1.4      Expenses.............................................................................   3

         2.       WARRANTIES AND REPRESENTATIONS................................................................   4
                  2.1      Corporate Organization and Authority.................................................   4
                  2.2      Compliance with Law..................................................................   4
                  2.3      Legal and Authorized; Obligations are Enforceable....................................   5
                  2.4      Pending Litigation; Other Material Matters...........................................   5
                  2.5      Governmental Consent.................................................................   6
                  2.6      No Defaults..........................................................................   6
                  2.7      Financial Statements; Debt; Material Adverse Change..................................   6
                  2.8      Subsidiaries and Affiliates..........................................................   7
                  2.9      Title to Properties..................................................................   7
                  2.10     Taxes................................................................................   8
                  2.11     Restrictions on Company and Subsidiaries.............................................   8
                  2.12     ERISA................................................................................   8
                  2.13     Environmental Compliance.............................................................   9
                  2.14     Senior Credit Documents..............................................................  10

         3.       CLOSING CONDITIONS............................................................................  10
                  3.1      Opinions of Counsel..................................................................  10
                  3.2      Warranties and Representations True..................................................  10
                  3.3      Officers' Certificates...............................................................  11
                  3.4      Private Placement Number.............................................................  11
                  3.5      Amendment to Warrant Agreement.......................................................  11
                  3.6      Chief Executive Officer..............................................................  11
                  3.7      Wells Fargo Credit Agreement.........................................................  11
                  3.8      Expenses.............................................................................  11
                  3.9      Other Existing Noteholders...........................................................  12
                  3.10     Compliance with this Agreement.......................................................  12
                  3.11     Proceedings Satisfactory.............................................................  12

         4.       PAYMENTS......................................................................................  12
                  4.1      Interest.............................................................................  12
                  4.2      Mandatory Principal Payments.........................................................  13
                  4.3      Optional Prepayments.................................................................  13
                  4.4      Offer to Prepay upon Change in Control...............................................  14
                  4.5      Partial Prepayment Pro Rata..........................................................  16
                  4.6      Notation of Notes on Prepayment......................................................  16
                  4.7      No Other Optional Prepayments........................................................  16

         5.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.................................................  17
                  5.1      Registration of Notes................................................................  17
                  5.2      Exchange of Notes....................................................................  17
                  5.3      Replacement of Notes.................................................................  18
                  5.4      Issuance Taxes.......................................................................  18

         6.       COVENANTS.....................................................................................  18
                  6.1      Incurrence of Debt...................................................................  18
                  6.2      Senior Debt Maintenance..............................................................  21
                  6.3      Intentionally Omitted................................................................  21
                  6.4      Intentionally Omitted................................................................  21
                  6.5      Restricted Payments..................................................................  21
                  6.6      Liens................................................................................  22
                  6.7      Transfers of Property, Subsidiary Stock, etc.........................................  26
                  6.8      Consolidation, Merger, etc...........................................................  29
                  6.9      Pari Passu Obligations...............................................................  30
                  6.10     Transactions with Affiliates.........................................................  30
                  6.11     Nature of Business...................................................................  30
                  6.12     Payment of Taxes and Claims, etc.....................................................  30
                  6.13     Maintenance of Properties; Corporate Existence; etc..................................  31
                  6.14     Payment of Notes and Maintenance of Office...........................................  32
                  6.15     ERISA, etc...........................................................................  32
                  6.16     No Reacquisitions of Notes...........................................................  33
                  6.17     Private Offering.....................................................................  33
                  6.18     Minimum Profitability................................................................  33
                  6.19     Minimum Ratio of Accounts Receivable to Loans........................................  34
                  6.20     Current Ratio........................................................................  34
                  6.21     Minimum Consolidated Tangible Net Worth..............................................  35
                  6.22     Amendment to Certificate of Incorporation............................................  35

         7.       INFORMATION AS TO COMPANY.....................................................................  35
                  7.1      Financial and Business Information...................................................  35
                  7.2      Officers' Certificates...............................................................  39
                  7.3      Accountants' Certificates............................................................  40
                  7.4      Inspection...........................................................................  40
                  7.5      Confidential Information.............................................................  40
                  7.6      Reports to NAIC......................................................................  42

         8.       EVENTS OF DEFAULT.............................................................................  42
                  8.1      Nature of Events.....................................................................  42
                  8.2      Default Remedies.....................................................................  44
                  8.3      Annulment of Acceleration of Notes...................................................  45

         9.       INTERPRETATION OF THIS AGREEMENT..............................................................  46
                  9.1      Terms Defined........................................................................  46
                  9.2      GAAP.................................................................................  66
                  9.3      Directly or Indirectly...............................................................  67
                  9.4      Section Headings and Table of Contents and Construction..............................  67


                  9.5      Governing Law........................................................................  67

         10.      SUBORDINATION.................................................................................  67
                  10.1     Notes Subordinate to Senior Debt.....................................................  67
                  10.2     Payment Over of Proceeds Upon Dissolution, etc.......................................  68
                  10.3     Prior Payment to Senior Debt Upon Acceleration of Notes..............................  69
                  10.4     Default or Acceleration in Respect of Senior Debt....................................  69
                  10.5     Payment Permitted....................................................................  71
                  10.6     Subrogation to Rights of Holders of Senior Debt......................................  71
                  10.7     Provisions Solely to Define Relative Rights..........................................  71
                  10.8     Agreement to Effectuate Subordination................................................  72
                  10.9     No Waiver of Subordination Provisions................................................  73
                  10.10    Reliance on Judicial Order or Certificate of Liquidating Agent.......................  73
                  10.11    Prohibited Payments Held in Trust....................................................  74
                  10.12    Miscellaneous........................................................................  74
                  10.13    Additional Senior Debt...............................................................  74

         11.      MISCELLANEOUS.................................................................................  75
                  11.1     Communications.......................................................................  75
                  11.2     Reproduction of Documents............................................................  76
                  11.3     Survival.............................................................................  76
                  11.4     Successors and Assigns...............................................................  76
                  11.5     Amendment and Waiver.................................................................  77
                  11.6     Payments on Notes....................................................................  78
                  11.7     Entire Agreement; Severability.......................................................  79
                  11.8     Duplicate Originals, Execution in Counterpart........................................  79

Annex 1           --       Information as to Existing Noteholders
Annex 2           --       Amendments to Existing Note Purchase Agreement
Annex 3           --       Information as to Company

Exhibit A         --       Form of 9.50% Senior Subordinated Note due November 19, 2001
Exhibit B1        --       Form of Closing Opinion of Counsel to the Company
Exhibit B2        --       Form of Closing Opinion of Special Insurance Company Counsel
Exhibit C         --       Form of Officers' Certificate
Exhibit D         --       Form of Secretary's Certificate
Exhibit E         --       Form of Second Amendment to 1996 Warrant Agreement
Exhibit F         --       Form of Second Amendment to 1993 Warrant Agreement
Exhibit G         --       Form of Confirmation of Subordination

                             THE CERPLEX GROUP, INC.


               ---------------------------------------------------


                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT

               ---------------------------------------------------


                                   $17,250,000
              9.50% SENIOR SUBORDINATED NOTES DUE NOVEMBER 19, 2001


                                                       Dated as of April 9, 1997


[SEPARATELY ADDRESSED TO EACH OF THE
EXISTING NOTEHOLDERS ON ANNEX 1 HERETO]


Ladies and Gentlemen:

         THE CERPLEX GROUP, INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), hereby agrees with you as follows:

1.       PRELIMINARY STATEMENT; CLOSING

         1.1      PRELIMINARY STATEMENT.

                  (a) ORIGINAL AGREEMENTS. The Company has entered into those certain separate Note Purchase Agreements, each dated as of November 19, 1993 (collectively, as amended pursuant to the terms of each of the amendment agreements set forth in Annex 2 to this Agreement, the "EXISTING NOTE PURCHASE AGREEMENT"), with each of the Existing Noteholders, pursuant to which the Company originally issued and sold to the Existing Noteholders

                           (i) an aggregate principal amount of Seventeen
                  Million Two Hundred Fifty Thousand Dollars ($17,250,000) of the Company's Series A 9.00% Senior Subordinated Notes Due November 19, 2001 (as amended prior to the effectiveness of the amendment contemplated by Section 1.1(c), the "EXISTING NOTES"), and

                           (ii) an aggregate principal amount of Five Million
                  Seven Hundred Fifty Thousand Dollars ($5,750,000) of the Company's Series B 9.00% Senior Subordinated Notes Due November 19, 2001 (the "SERIES B NOTES"). The Company has prepaid the Series B Notes and the Series B Notes are no longer issued and outstanding.

The Existing Noteholders are the current holders of one hundred percent (100%) of the Existing Notes outstanding as of the Closing Date. The Existing Notes have an aggregate principal amount outstanding as of the Closing Date of Seventeen Million Two Hundred Fifty Thousand Dollars ($17,250,000).

         (b) COMPANY REQUEST. The Company has requested the consent of the Existing Noteholders to the amendment and restatement in full of the Existing Notes and the Existing Note Purchase Agreement.

         (c) AMENDMENTS. Upon the satisfaction of the conditions set forth in
Section 3, each of the Company and the Existing Noteholders agree that

                  (i) the Existing Notes shall be amended and restated in full in the form of Exhibit A (the Existing Notes as so amended and restated are herein referred to as the "NOTES," such term to include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision) and the Notes shall be substituted in the place of the Existing Notes; and

                  (ii) the Existing Note Purchase Agreement shall be amended and restated in full in the form hereof, provided that all warranties and representations of the Company made pursuant to or in connection with the Existing Note Purchase Agreement shall continue and shall be deemed for all purposes to be warranties and representations made as of the date or dates (unless relating to another date) as of which each such warranty and representation was made.

1.2 THE CLOSING.

         (a) SUBSTITUTION OF NOTES. The Company and you agree to the amendment and restatement, in accordance with the provisions of this Agreement, of the Existing Notes. You will surrender to the Company all Existing Notes held by you, whereupon the Company will execute and deliver to you one or more Notes in an aggregate principal amount as set forth below your name on Annex 1.

         (b) THE CLOSING. The closing (the "CLOSING") of the substitution of Notes for the Existing Notes will be held on April 9, 1997 (the "CLOSING DATE") at 11:00 a.m., local time, at the office of Hebb & Gitlin, a Professional Corporation, One State Street, Hartford, Connecticut. At the Closing the Company will deliver to you one or more Notes (as set forth below your name on Annex 1), in the denominations and the aggregate principal amount indicated on Annex 1, dated February 19, 1997 and payable to the holder indicated on Annex 1.

         (c) OTHER EXISTING NOTEHOLDERS. Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Amended and Restated Note Purchase Agreement identical (except for the name and signature of the Existing Noteholder) hereto (this Agreement and such other separate Amended and Restated Note Purchase Agreements, collectively, as may be amended from time to time, the "NOTE

         PURCHASE AGREEMENTS") with each other Existing Noteholder (collectively, the "OTHER EXISTING NOTEHOLDERS") listed in Annex 1.

         1.3      FAILURE TO TENDER, FAILURE OF CONDITIONS.

         If at the Closing the Company fails to tender to you the Notes to be substituted thereat, or if the conditions specified in Section 3 to be fulfilled at the Closing have not been fulfilled, you may thereupon elect to be relieved of all further obligations hereunder. Nothing in this Section 1.4 shall operate to relieve the Company from any of its obligations hereunder or to waive any of your rights against the Company.

         1.4      EXPENSES.

                  (a) GENERALLY. Whether or not the Notes are substituted for the Existing Notes, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating hereto, including, but not limited to (without duplication):

                  (i) the cost of reproducing this Agreement and the other documents delivered in connection with the Closing;

                  (ii) the reasonable fees and disbursements of Special Insurance Company Counsel incurred in connection with this Agreement;

                  (iii) the cost of delivering the Notes to your home office or custodian bank, insured to your satisfaction; and

                  (iv) the fees, expenses and costs incurred in complying with each of the conditions to closing set forth in Section 3.

                  (b) COUNSEL. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at the Closing, the statement for reasonable fees and disbursements of Special Insurance Company Counsel presented at the Closing and the Company will also pay upon receipt of any statement therefor each additional statement for reasonable fees and disbursements of Special Insurance Company Counsel rendered after the Closing in connection with the substitution of the Notes for the Existing Notes or the matters referred to in Section 1.4(a).

                  (c) AMENDMENT EXPENSES. The Company will pay when billed the fees, expenses, costs and disbursements (including, without limitation, the reasonable fees and the disbursements of your attorneys, accountants and other expert, legal and financial advisers) relating to the consideration, evaluation, analysis, assessment, negotiation, preparation and/or execution of any amendments, waivers or consents pursuant to the provisions hereof, whether in the ordinary course of performance of the Note Purchase Agreements or in connection with any controversy or potential controversy thereunder or resulting from any work-out, restructuring or other similar proceedings relating to such performance and whether or not any such amendments, waivers or consents are executed or otherwise consummated.

                  (d) SURVIVAL. The obligations of the Company under this
         Section 1.4, Section 5.4 and Section 8.2(e) shall survive the payment of the Notes and the termination hereof.

2.       WARRANTIES AND REPRESENTATIONS

         To induce you to enter into this Agreement, the Company warrants and represents to you that as of the Closing Date:

         2.1      CORPORATE ORGANIZATION AND AUTHORITY.

         The Company and each Subsidiary:

                  (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                  (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, either individually or in the aggregate, would not have, and could not reasonably be expected to have, a Material Adverse Effect; and

                  (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation in each state except where the failure to be so qualified or licensed and authorized and in good standing, either individually or in the aggregate, would not have, and could not reasonably be expected to have, a Material Adverse Effect.

         2.2      COMPLIANCE WITH LAW.

         Neither the Company nor any Subsidiary:

                  (a) is in violation of any law, ordinance, governmental rule or regulation to which it is subject; and

                  (b) has failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which violation or failure to obtain, either individually or in the aggregate, would have, or could reasonably be expected to have, a Material Adverse Effect.

         2.3      LEGAL AND AUTHORIZED; OBLIGATIONS ARE ENFORCEABLE.

                  (a) AUTHORIZATION. The execution and delivery by the Company of this Agreement and the Notes and the performance by the Company of its obligations hereunder and thereunder are within the corporate powers of the Company and do not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound.

                  (b) OBLIGATIONS ARE LEGAL AND ENFORCEABLE. The execution and delivery by the Company of this Agreement and the Notes have been duly authorized by all necessary action on the part of the Company, and this Agreement and the Notes have been executed and delivered by one or more duly authorized officers of the Company. This Agreement and the Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that the enforceability thereof may be:

                           (i) limited by applicable bankruptcy, reorganization,
                  arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally;

                           (ii) subject to the availability of equitable
                  remedies; and

                           (iii) with respect to indemnity and contribution,
                  limited by state or federal laws relating to Securities or by the public policy underlying such laws.

         2.4      PENDING LITIGATION; OTHER MATERIAL MATTERS.

                  (a) PENDING LITIGATION. Except as set forth in PART 2.4(A) OF ANNEX 3, there are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, either individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority or arbitration board or tribunal that, either individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

                  (b) OTHER MATERIAL MATTERS. Except as previously disclosed to you, neither the Company nor any Subsidiary has received any notice of termination of any material contract, lease or other agreement or suffered any material damage, destruction or loss (whether or not covered by insurance) or had any employee strike, work-stoppage, slowdown or lock-out or any substantial, non-frivolous threat directed to it of any imminent strike, work-stoppage, slowdown or lock-out.

         2.5      GOVERNMENTAL CONSENT.

         Neither the nature of the Company or any Subsidiary, nor of any of their respective businesses or Properties, nor any relationship between or among the Company, any Subsidiary and any other Person, nor any circumstance in connection herewith or in connection with the execution and delivery of this Agreement or the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition to the execution and delivery hereof or thereof.

         2.6      NO DEFAULTS.

                  (a) NO OTHER DEFAULTS. Upon the execution, delivery and effectiveness of the Note Purchase Agreements, no Defaults or Events of Default shall exist.

                  (b) NO DEFAULTS IN CONNECTION WITH THIS AGREEMENT. No event has occurred and no condition exists that, upon the execution, delivery and effectiveness of this Agreement, would constitute a Default or an Event of Default.

                  (c) CHARTER INSTRUMENT, OTHER AGREEMENTS. Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument or bylaw. Except as set forth in PART 2.6(C) OF ANNEX 3, neither the Company nor any Subsidiary is in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound, which would have, or could reasonably be expected to have, a Material Adverse Effect.

         2.7      FINANCIAL STATEMENTS; DEBT; MATERIAL ADVERSE CHANGE.

                  (a) FINANCIAL STATEMENTS. The Company has delivered to you the financial statements required pursuant to the provisions of the Existing Note Purchase Agreement. All of such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial position of the Company and the Subsidiaries as of the respective dates specified therein and the results of their operations and cash flows for the periods specified therein.

                  (b) DEBT. PART 2.7(B) OF ANNEX 3 lists all Debt of the Company and the Subsidiaries as of the Closing Date, after giving effect to the transactions contemplated by the Wells Fargo Credit Agreement, and provides the following information with respect to each item of such
         Debt: the obligor, each guarantor thereof and each other Person similarly liable in respect thereof, the holder thereof, the outstanding amount, the current portion of the outstanding amount, the final maturity, required sinking fund payments, and a description of the collateral securing such Debt.

                  (c) MATERIAL ADVERSE CHANGE. Except as set forth in PART 2.7(C) OF ANNEX 3, since December 31, 1996, there has been no change in the business, operations, profits, financial condition, Properties or business prospects of the Company and the Subsidiaries, taken as a whole, except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) OPERATING PLAN. The Company has delivered to you its 1997 Operating Plan. The assumptions used in preparation of the 1997 Operating Plan were reasonable when made and continue to be reasonable. The 1997 Operating Plan has been prepared in good faith, has a reasonable basis and represents the good faith opinion of the Company as to the projected results of the operations of the Company. No material facts have occurred since the preparation of the 1997 Operating Plan that would cause the 1997 Operating Plan, taken as a whole, not to be reasonably attainable in the good faith belief of the Company, and the Company does not have, on the Closing Date, any material obligations (whether accrued, matured, absolute, actual, contingent or otherwise) that are not reflected in the 1997 Operating Plan.

         2.8      SUBSIDIARIES AND AFFILIATES.

                  (a) OWNERSHIP OF SUBSIDIARIES. PART 2.8(A) OF ANNEX 3 states the name of each of the Subsidiaries, its jurisdiction of organization and the percentage of its Voting Stock beneficially owned by the Company and each other Subsidiary.

                  (b) AFFILIATES. PART 2.8(B) OF ANNEX 3 sets forth the name of each Affiliate and the nature of the affiliation of such Affiliate.

                  (c) TITLE TO SHARES. Each of the Company and the Subsidiaries has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

         2.9      TITLE TO PROPERTIES.

                  (a) GENERAL. The Company and the Subsidiaries have good and sufficient title to all of the Property reflected in the most recent consolidated balance sheet referred to in Section 2.7(a) and to all of the Property purported to have been acquired by the Company and the Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have good title as are immaterial to such balance sheet and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All Property of the Company and the Subsidiaries is free from Liens not permitted by Section 6.6.

                  (b) LEASES. All leases necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

                  (c) INTELLECTUAL PROPERTY. The Company and the Subsidiaries own, possess or have the right to use all of the licenses, permits, franchises, patents, copyrights, trademarks, service marks and trade names necessary for the present and currently planned future conduct of their respective businesses, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         2.10     TAXES.

                  (a) RETURNS FILED; TAXES PAID. All tax returns required to be filed and which are due (taking into account any permitted extensions) by the Company, the Subsidiaries and any other Person with which the Company or any Subsidiary files or will file a consolidated return in any jurisdiction have in fact been filed on a timely basis. All taxes, assessments, fees and other governmental charges upon the Company, the Subsidiaries and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such failures to pay that, in the aggregate for all such Persons, could not reasonably be expected to have a Material Adverse Effect. The Company does not know of any proposed additional tax assessment against it, the Subsidiaries or any such Person that could reasonably be expected to have a Material Adverse Effect.

                  (b) BOOK PROVISIONS ADEQUATE. The amount of the liability for taxes reflected in each of the statements of financial condition referred to in Section 2.7(a) is in each case an adequate provision for taxes as of the dates of such statements of financial condition (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company, the Subsidiaries and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

         2.11     RESTRICTIONS ON COMPANY AND SUBSIDIARIES.

         Neither the Company nor any Subsidiary:

                  (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, and charter and corporate restrictions, is reasonably likely to have a Material Adverse Effect;

                  (b) is a party to any contract or agreement that restricts the substitution of the Notes for the Existing Notes or the execution and delivery of, or compliance with, the Note Purchase Agreements by the Company; or

                  (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 6.6.

         2.12     ERISA.

                  (a) ERISA COMPLIANCE. The Company and the ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA.

                  (b) PENSION PLANS; MULTIEMPLOYER PLANS. Neither the Company nor any ERISA Affiliate maintains, administers, contributes to, or is required to contribute to, or, has maintained, administered, contributed to or was required to contribute to, any Pension Plan or Multiemployer Plan that covers any employee or former employee of any such Person.

                  (c) RETIREMENT PLANS. There are no claims (other than claims for benefits in the ordinary course), actions, or lawsuits asserted or instituted against the Company or any ERISA Affiliate in respect of any Retirement Plan, and no such Person has knowledge of any threatened litigation or claims against the assets of any Retirement Plan or against any fiduciary of such Retirement Plan or with respect to the operation of such Retirement Plan.

                  (d) WELFARE BENEFIT PLANS. Neither the Company nor any ERISA Affiliate maintains or has established any "welfare benefit plan," as defined in section 3 of ERISA, that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder or except as to plans with respect to which such participant or beneficiary pays his or her allocable share of the premium or other material costs of providing benefits or coverage under such plan.

                  (e) PROHIBITED TRANSACTIONS. The substitution of the Notes for the Existing Notes will not constitute a "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the
         IRC) that could subject any Person to the penalty or tax on prohibited transactions imposed by section 502 of ERISA or section 4975 of the IRC, and neither the Company nor any ERISA Affiliate, nor any "employee benefit plan" (as such term is defined in section 3 of ERISA) of either the Company or any ERISA Affiliate or any trust created thereunder or any trustee or administrator thereof, has engaged in any "prohibited transaction" that could subject any such Person, or any other party dealing with such employee benefit plan or trust, to such penalty or tax.

         2.13     ENVIRONMENTAL COMPLIANCE.

                  (a) COMPLIANCE -- Except as disclosed on PART 2.13(a) OF ANNEX 3, the Company and each Subsidiary is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it are presently doing business or is located, other than any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

                  (b) LIABILITY -- Except as disclosed on PART 2.13(b) OF ANNEX 3, neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Law that, in the aggregate, could be reasonably expected to have a Material Adverse Effect.

                  (c) NOTICES -- Except as disclosed on PART 2.13(c) OF ANNEX 3, neither the Company nor any Subsidiary has received any:

                           (i) written notice from any Governmental Authority by
                  which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a hazardous substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law;

                           (ii) written notice of any Lien arising under or in
                  connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased real Properties; or

                           (iii) summons, citation, notice, directive, letter,
                  or other written communication from any Governmental Authority concerning any intentional or unintentional action or omission by the Company or any Subsidiary in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any hazardous substance into the environment resulting in any material violation of any Environmental Protection Law;

         which, in any such case, relates to or makes reference to an event or condition that could reasonably be expected to have a Material Adverse Effect.

         2.14     SENIOR CREDIT DOCUMENTS.

         The Company has provided to you true, correct and complete copies of the Wells Fargo Credit Agreement and each of the other Senior Credit Documents, and there is no agreement or understanding between or among the Company, Wells Fargo or any of the other financial institutions party to the Senior Credit Documents except as set forth in the Senior Credit Documents.

3.       CLOSING CONDITIONS

         Your obligations under this Agreement, including, without limitation, the obligation to exchange the Existing Notes for the Notes, are subject to the following conditions precedent:

         3.1      OPINIONS OF COUNSEL.

         You shall have received from

                  (a) Brobeck, Phleger & Harrison, counsel for the Company, and

                  (b)      Special Insurance Company Counsel,

closing opinions, each dated as of the Closing Date, substantially in the respective forms set forth in Exhibit B1 and Exhibit B2 and as to such other matters as you may reasonably request. This Section 3.1 shall constitute direction by the Company to such counsel named in the foregoing clause (a) to deliver such closing opinion to you.

         3.2      WARRANTIES AND REPRESENTATIONS TRUE.

         The warranties and representations contained in Section 2 shall be true and correct on the Closing Date.

         3.3      OFFICERS' CERTIFICATES.

         You shall have received:

                  (a) a certificate dated the Closing Date and signed by a Senior Officer, substantially in the form of Exhibit C; and

                  (b) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D.

         3.4      PRIVATE PLACEMENT NUMBER.

         There shall have been obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc., and you shall have been informed of such private placement number.

         3.5      AMENDMENT TO WARRANT AGREEMENT.

         The Company and the holders of the Warrants shall have entered into an amendment to the 1996 Warrant Agreement substantially in the form of Exhibit E and an amendment to the 1993 Warrant Agreement substantially in the form of Exhibit F.

         3.6      CHIEF EXECUTIVE OFFICER.

         The Company shall have delivered to you a copy of the report prepared by Hydrick & Struggles with respect to the contemplated employment of a new chief executive officer, and you shall be satisfied with the Company's progress with respect to such employment.

         3.7      WELLS FARGO CREDIT AGREEMENT.

         The Company, Wells Fargo and the other financial institutions party thereto shall have entered into (a) a Third Amendment to Credit Agreement and
(b) an Amended and Restated Warrant Agreement, which Third Amendment to Credit Agreement and Amended and Restated Warrant Agreement, and all documents and instruments executed and delivered in connection therewith, shall be in form and substance satisfactory to you, including, without limitation, a final maturity date for the Revolving Credit Facility and for the Term Loan Facility of no earlier than May 1, 1998. The Company shall have delivered to you a copy of a fully executed counterpart of such Third Amendment to Credit Agreement and a fully executed counterpart of such Amended and Restated Warrant Agreement, certified as true and correct by a Senior Officer.

         3.8      EXPENSES.

         All fees and disbursements required to be paid pursuant to Section 1.4(b) or referred to in Section 1.4(d) shall have been paid in full.

         3.9      OTHER EXISTING NOTEHOLDERS.

         None of the Other Existing Noteholders shall have failed to execute and deliver a Note Purchase Agreement.

         3.10     COMPLIANCE WITH THIS AGREEMENT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

         3.11     PROCEEDINGS SATISFACTORY.

         All proceedings taken in connection with the substitution of the Notes for the Existing Notes and all documents and papers relating thereto (including, without limitation, the documents and papers referred to above in this Section
3) shall be satisfactory to you and Special Insurance Company Counsel. You and Special Insurance Company Counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with Special Insurance Company Counsel's closing opinion, all in form and substance satisfactory to you and Special Insurance Company Counsel.

4.       PAYMENTS

         4.1      INTEREST.

         Interest shall accrue on the unpaid principal balance of the Notes on the basis of a 360-day year of twelve 30-day months at the rate of nine and fifty one-hundredths percent (9.50)% per annum, and shall be payable, in arrears, semi-annually on August 19 and February 19 in each year, until the principal amount of the Notes in respect of which such interest shall have accrued shall become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate (the "DEFAULT RATE") equal to the lesser of

                  (a) the highest rate allowed by applicable law, and

                  (b) the greater of (i) thirteen and fifty one-hundredths percent (13.50)% per annum or (ii) the Chase Manhattan Prime Rate, from time to time in effect.

At all times during the existence of a Senior Nonpayment Default Blockage Period, the unpaid principal balance of the Notes and any overdue installment of interest shall bear interest at the Default Rate. Interest was last paid on the Existing Notes on February 19, 1997. The interest payment due on August 19, 1997 shall include interest from and including February 19, 1997 through and including August 18, 1997 at the rate of nine and fifty one-hundredths percent (9.50)% per annum.

         4.2      MANDATORY PRINCIPAL PAYMENTS.

         The Company shall pay, and there shall become due and payable:

                  (a) on November 19, 1999, thirty-three and one-third percent (33-1/3%) of the aggregate principal amount of the Notes outstanding on such date;

                  (b) on November 19, 2000, fifty percent (50%) of the aggregate principal amount of the Notes outstanding on such date; and

                  (c) on November 19, 2001, the entire principal amount of the Notes outstanding on such date.

Each such payment shall be at one hundred percent (100%) of the principal amount payable, together with interest accrued thereon to the date of payment.

         4.3      OPTIONAL PREPAYMENTS.

                  (a) OPTIONAL PREPAYMENTS. The Company may, on any scheduled interest payment date, prepay the principal amount of the Notes in part or in whole, in each case together with:

                           (i) an amount equal to the Make-Whole Amount
                  determined as of the prepayment date in respect of the principal amount of the Notes being so prepaid; and

                           (ii) interest then due and payable on such scheduled
                  interest payment date.

                  (b) NOTICE OF OPTIONAL PREPAYMENT. The Company will give notice of any optional prepayment of the Notes to each holder of Notes not less than thirty (30) days or more than sixty (60) days before the scheduled interest payment date fixed for prepayment, which notice shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such notice, specifying:

                           (i) such scheduled interest payment date fixed for
                  prepayment;

                           (ii) that such prepayment is to be made pursuant to
                  Section 4.3(a) of this Agreement;

                           (iii) the principal amount of each Note to be prepaid
                  on such date;

                           (iv) the interest to be paid on each such Note,
                  accrued to such scheduled interest payment date fixed for prepayment; and

                           (v) a reasonably detailed calculation of an estimated
                  Make-Whole Amount, if any (calculated as if the date of such notice was the date of prepayment), due in connection with such prepayment.

         Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with the Make-Whole Amount as of the specified prepayment date with respect thereto, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Two (2) Business Days prior to the making of such prepayment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying the details of the calculation of such Make-Whole Amount in respect of the specified prepayment date, together with a copy of all applicable documentation utilized by the Company in connection with its determination of the Make-Whole Discount Rate in respect of such prepayment.

         4.4      OFFER TO PREPAY UPON CHANGE IN CONTROL.

                  (a)      NOTICE.  In the event of either

                           (i) a Change in Control, or

                           (ii) the obtaining of knowledge of a Control Event by
                  any officer of the Company (including, without limitation, via the receipt of notice of a Control Event from any holder of Notes),

         the Company will, within two (2) Business Days of (A) such Change in Control or (B) the obtaining of knowledge of such Control Event, as the case may be, give written notice of such Change in Control or Control Event to each holder of Notes by registered mail (with a copy thereof sent via an overnight courier of national or international reputation) and, simultaneously with the sending of such written notice, give telephonic advice of such Change in Control or Control Event to an investment officer or other similar representative or agent of each such holder specified in Annex 1 at the telephone number specified therein, or to such other Person at such other telephone number as any holder of a Note may specify to the Company in writing. In connection with an action taken by the Company with respect to either clause (A) or clause (B) of this paragraph, the Company shall, simultaneously with its giving of notice to the holders of Notes, deliver a similar written notice to each holder of Senior Debt and request that any prepayment required under the Wells Fargo Credit Agreement as a result of the occurrence of an event described in either clause (A) or clause (B) of this paragraph be waived. The Company shall cooperate with the holders of Senior Debt in connection with their review of the circumstances surrounding the occurrence of an event described in either clause (A) or clause (B) above and the request of the Company for a waiver.

                  (b) OFFER ON CHANGE IN CONTROL. In the event of a Change in Control, the written notice to each holder of Notes made pursuant to
         Section 4.4(a) shall contain, and such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, of the Notes held by such holder on a date specified in such notice (the "CONTROL PREPAYMENT DATE") that is not less than forty-five (45) days and not more than sixty (60) days after the date of such notice. (Such notice shall be dated the date of its dispatch; if the Control Prepayment Date shall not be specified in such notice, the Control Prepayment Date shall be the forty-fifth (45th) day after the date of such notice.) If the Company shall not have received a written response to such notice from each holder of

         Notes within ten (10) days after the date of posting of such notice to such holder of Notes, then a second written notice shall be immediately sent (via an overnight courier of national or international reputation) by the Company to each such holder of Notes who shall have not previously responded to the Company.

                  (c) ACCEPTANCE AND PAYMENT. To accept or reject the offered prepayment under Section 4.4(b), a holder of Notes shall cause a notice of such acceptance or rejection to be delivered to the Company not later than fifteen (15) days after the date of receipt by such holder of the latest written notice regarding such offered prepayment (it being understood that the failure by a holder to reject such offered prepayment prior to the end of such period of fifteen (15) days shall be deemed to constitute an acceptance of said offer of prepayment). If so accepted or deemed accepted, such offered prepayment shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes, together with (A) the Make-Whole Amount, if any, determined as of the Control Prepayment Date with respect thereto and (B) interest on the Notes then being prepaid accrued to the Control Prepayment Date.

                  (d) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 4.4 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying:

                           (i) the Control Prepayment Date;

                           (ii) that such offer is being made pursuant to
                  Section 4.4(b) of this Agreement and that such offer will be deemed accepted unless a rejection of such offer is delivered to the Company prior to the fifteenth (15th) day following the receipt of the second written notice in respect of such offer (such second notice being made only to such holders which have not responded to the first notice within ten (10) days of the mailing of the same); the statements required in this clause
                  (ii) shall be made in bold type and shall be underlined;

                           (iii) the principal amount of each Note offered to be
                  prepaid;

                           (iv) the interest that would be due on each such Note
                  offered to be prepaid, accrued to the date fixed for payment;

                           (v) a reasonably detailed calculation of an estimated
                  Make-Whole Amount, if any (calculated as if the date of such notice was the date of prepayment), that would be due in connection with such offered prepayment;

                           (vi) that the conditions of this Section 4.4 have
                  been fulfilled; and

                           (vii) in reasonable detail, the nature and date or
                  proposed date of the Change in Control.

                  (e) MAKE-WHOLE AMOUNT DETERMINATION; NOTICE CONCERNING STATUS OF HOLDERS OF NOTES. Two (2) Business Days prior to the making of all prepayments contemplated on any Control Prepayment Date, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying the details of the calculation of the Make-Whole Amount, as of such Control Prepayment Date, together with a copy of all applicable documentation utilized by the Company in connection with its determination of the Make-Whole Discount Rate in respect of such prepayments. Promptly after each Control Prepayment Date and the making of all prepayments contemplated on such Control Prepayment Date under this Section 4.4 (and, in any event, within thirty (30) days thereof), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

         4.5      PARTIAL PREPAYMENT PRO RATA.

         If at the time any required prepayment under Section 4.2 or optional prepayment under Section 4.3(a) is due there is more than one Note outstanding, the aggregate principal amount of each required or optional partial prepayment of the Notes shall be allocated among the holders of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion.

         4.6      NOTATION OF NOTES ON PREPAYMENT.

         Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof, be:

                  (a) surrendered to the Company pursuant to Section 5.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

                  (b) made available to the Company for notation thereon of the portion of the principal so prepaid; or

                  (c) marked by such holder with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

         4.7      NO OTHER OPTIONAL PREPAYMENTS.

         Except as provided in Section 4.3, the Company may not make any optional prepayment (whether directly or indirectly, by purchase, other acquisition or otherwise) in respect of the Notes.

5.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         5.1      REGISTRATION OF NOTES.

         The Company will cause to be kept at its office maintained pursuant to
Section 6.14 a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof.

         5.2      EXCHANGE OF NOTES.

                  (a) Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.14 duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and, within five (5) Business Days after such surrender, deliver, at the Company's expense (except as provided below), new Notes in exchange therefor, in denominations of at least One Hundred Thousand Dollars ($100,000) (except as may be necessary to reflect any principal amount not evenly divisible by One Hundred Thousand Dollars ($100,000)), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

                  (b) The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.

                  (c) Each holder of Notes agrees that, in the event it shall sell or transfer any Note without surrendering such Note to the Company as set forth in Section 5.2(a), it shall:

                           (i) prior to the delivery of such Note, make a
                  notation thereon of all principal, if any, paid on such Note and shall also indicate thereon the date to which interest shall have been paid on such Note; and

                           (ii) promptly notify (or cause the transferee of any
                  such Note to notify) the Company of the name and address of the transferee of any such Note so transferred and the effective date of such transfer.

         5.3      REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an Institutional Investor or a nominee of such Institutional Investor, such Institutional Investor's own unsecured agreement of indemnity shall be deemed to be satisfactory for such purpose), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense will execute and, within five (5) Business Days after such receipt, deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         5.4      ISSUANCE TAXES.

         The Company will pay all taxes (if any) due in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this
Section 5.4 shall survive the payment or prepayment of the Notes and the termination hereof.

6.       COVENANTS

         The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

         6.1      INCURRENCE OF DEBT.

                  (a) INCURRENCE TEST. Subject to clause (c) and clause (d) of this Section 6.1, the Company will not, and will not permit any Subsidiary to, at any time incur or in any manner become liable (collectively, to "INCUR;" and the result of any such Incurring being referred to herein as an "INCURRENCE"; any extension, renewal, refunding or refinancing, including, without limitation, any reborrowing and/or reutilization, of previously Incurred Debt shall be deemed a new Incurrence thereof) in respect of any Debt (other than the Debt evidenced by the Notes) unless,

                           (i) immediately after giving effect to such
                  Incurrence (including, without limitation, the application of the proceeds from such Incurrence), Total Debt would not exceed five hundred percent (500%) of Consolidated Cash Flow for the period of twelve (12) consecutive calendar months most recently ended as of the date of such Incurrence,

                           (ii) immediately prior to, and immediately after the
                  consummation of such Incurrence, and after giving effect thereto, no Default or Event of Default exists or would exist, and

                           (iii) immediately after giving effect to such
                  Incurrence, the Company would not be prohibited pursuant to
                  Section 10 from making any scheduled payment of interest or principal to the holders of Notes.

                  (b) SUBSIDIARY DEBT. The Company will not at any time permit any Subsidiary to Incur any Debt other than

                           (i) Debt owed by such Subsidiary to the Company or to
                  a Wholly-Owned Subsidiary (and the Incurrence of the aforesaid Debt shall not be subject to the requirements of
                  Section 6.1(a)),

                           (ii) Debt owed by such Subsidiary under any Guaranty
                  issued by such Subsidiary to the holders of Wells Fargo Credit Agreement Debt pursuant to the Wells Fargo Credit Agreement to the extent that the Wells Fargo Credit Agreement Debt being so guaranteed did not exceed the Wells Fargo Credit Limit determined at the time of the Incurrence of such Wells Fargo Credit Agreement Debt (and the Incurrence of the aforesaid Debt under such Guaranty shall not be subject to the requirements of Section 6.1(a)),

                           (iii) Debt owed by such Subsidiary pursuant to any
                  Subsidiary Guaranty issued by such Subsidiary (and the Incurrence of the aforesaid Debt shall not be subject to the requirements of Section 6.1(a)), and

                           (iv) Debt owed by such Subsidiary to a Person other
                  than the Company or a Wholly-Owned Subsidiary if, but only if,

                                    (A) after giving effect to the Incurrence of
                           such Debt, the aggregate amount of (1) all Qualified Seller Debt of all Subsidiaries outstanding at such time plus (2) all Debt (other than Qualified Seller Debt and other than Debt described in clauses (i),
                           (ii) and (iii) above) of all Subsidiaries outstanding at such time would not exceed Twenty-Two Million Dollars ($22,000,000) at such time,

                                    (B) after giving effect to the Incurrence of
                           such Debt, the aggregate amount of all Debt (other than Qualified Seller Debt and other than Debt described in clauses (i), (ii) and (iii) above) of all Subsidiaries outstanding at such time would not exceed Fifteen Million Dollars ($15,000,000) at such time, and

                                    (C) such Debt would be permitted to be
                           Incurred under Section 6.1(a) hereof.

                  (c) WELLS FARGO CREDIT AGREEMENT DEBT. Anything to the contrary in this Section 6.1 notwithstanding, the Company may Incur any Wells Fargo Credit Agreement

         Debt, if, but only if, after giving effect to any such Incurrence, the aggregate outstanding principal amount of all Wells Fargo Credit Agreement Debt (including, without limitation, reimbursement obligations (hereinafter referred to as individually, as a "REIMBURSEMENT UTILIZATION" and, collectively, as "REIMBURSEMENT UTILIZATIONS") in respect of letters of credit, the issuances of which are treated as a utilization of the credit availability under the Wells Fargo Credit Agreement) would not exceed the Wells Fargo Credit Limit in effect at the time of such Incurrence.

                  (d) REFINANCINGS. Anything to the contrary in this Section 6.1 notwithstanding, the Company may Incur any Debt that extends, renews, refunds or refinances any Debt of the Company (other than Wells Fargo Credit Agreement Debt) secured by a Lien otherwise permitted under clause (viii) or clause (ix) of Section 6.6(a) or any Debt of a Subsidiary secured by a Lien otherwise permitted under clause (viii) or clause (ix) of Section 6.6(a), if, but only if, the principal amount of the Debt being so extended, renewed, refunded or refinanced is not increased in excess of the amount thereof outstanding at the time of such extension, renewal, refunding or refinancing, no collateral secures such Debt other than collateral previously provided in the applicable agreements or documents to secure the Debt being so extended, renewed, refunded or refinanced, and no Default or Event of Default would exist.

                  (e) ASSUMPTIONS. The following assumptions shall apply to all determinations under this Section 6.1:

                           (i) each Person that becomes a Subsidiary after the
                  Closing Date will be deemed to have Incurred all the Debt of such Person on the date such Person becomes a Subsidiary;

                           (ii) any Debt of the Company initially held by a
                  Subsidiary and subsequently sold, transferred or otherwise disposed of by such Subsidiary to a Person other than another Subsidiary shall be deemed to have been Incurred by the Company at the time of such sale, transfer or other disposition;

                           (iii) any Debt of the Company or any Subsidiary held
                  by a Person that was formerly a Subsidiary shall be deemed to have been Incurred by the Company or such Subsidiary on the date such Person ceases to be a Subsidiary; and

                           (iv) for purposes of determining whether the
                  Incurrence of Debt of the Company (other than Wells Fargo Credit Agreement Debt) is permitted under Section 6.1(a) at any time, such determination shall assume that the amount of Wells Fargo Credit Agreement Debt outstanding at such time is equal to the greater of (A) the sum of (1) the maximum amount of Debt under the Revolving Credit Facility committed to the Company under the Wells Fargo Credit Agreement from time to time (which is, as of the Closing Date, Six Million Dollars ($6,000,000)) plus (2) the principal amount of Wells Fargo Credit Agreement Debt then outstanding under the Term Loan Facility (which is, as of the Closing Date, Thirty-Eight Million Eight Hundred Sixty-Nine Thousand Nine Hundred Seventy-Five and 02/100 Dollars ($38,869,975.02)) and (B) the actual principal amount of Wells

                  Fargo Credit Agreement Debt then outstanding and all Reimbursement Utilizations existing at such time.

         6.2      SENIOR DEBT MAINTENANCE.

                  The Company will not at any time permit the remainder of

                           (a) the aggregate amount of Senior Debt of the
                  Company, determined at such time, and any other Debt of the Company secured by any Lien on Property of the Company, as determined at such time, minus

                           (b) the aggregate amount of cash funds of the Company
                  and the Subsidiaries on hand, on deposit or otherwise available for immediate use, determined on a consolidated basis at such time,

         to exceed the greater of (i) Fifty-Five Million Dollars ($55,000,000) and (ii) four hundred percent (400%) of Consolidated Net Worth determined at such time.

         6.3      INTENTIONALLY OMITTED.

         6.4      INTENTIONALLY OMITTED.

         6.5      RESTRICTED PAYMENTS.

         Except for the Restricted Payments described in PART 6.5 OF ANNEX 3, the Company will not, and will not permit any Subsidiary to, at any time declare, make or set aside any amount for any Restricted Payment unless:

                  (a) immediately prior to giving effect to such Restricted Payment, Consolidated Net Worth shall be at least Twenty-Five Million Dollars ($25,000,000);

                  (b) immediately after, and after giving effect to, such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after November 19, 1993 would not exceed the greater of

                           (i) Zero Dollars ($0), and

                           (ii) twenty-five percent (25%) of Consolidated
                  Adjusted Net Income for the period commencing on and including January 1, 1994 and ending on and including the date such Restricted Payment is declared or made; and

                  (c) at the time of such declaration and immediately before, and after giving effect to, such Restricted Payment,

                           (i) no Default or Event of Default exists or would
                  exist, and

                           (ii) the Company would be able to Incur at least One
                  Dollar ($1.00) of additional Debt in compliance with Section 6.1(a), provided that notwithstanding the foregoing clause (a) and clause (b), the Company may at any time in the ordinary course of business make any Restricted Payment constituting a purchase, redemption or other acquisition by the Company of capital stock from any employee or former employee of the Company which capital stock

                           (A) was acquired by such employee or former employee
                  prior to November 19, 1993 as part of his or her compensation as an employee of the Company and

                           (B) the Company shall have the contractual right to
                  repurchase (such right having arisen at the time such capital stock was acquired by such employee) as a result of such employee's death or termination of employment with the Company at a price per share equal to the greater of (1) the cost of acquisition of such capital stock by such employee or (2) two hundred percent (200%) of "book value," as defined below.

The Company will not authorize any Restricted Payment in respect of any class of its capital stock, which Restricted Payment would give rise to a claim under applicable law by the proposed recipients thereof to receive payment from the Company, that is not payable within sixty (60) days of such authorization.

         "Book value" shall mean the total of the shareholders' equity of the Company divided by the number of equity Securities outstanding, as determined by the Company in accordance with GAAP, as of the last day of the month preceding the month during which the aforesaid employee is no longer deemed to be an employee of the Company. For purposes of this paragraph, "equity Securities" shall mean all outstanding voting Securities of the Company, by whatever name, and all outstanding Securities of the Company, which are convertible without further consideration, into voting Securities of the Company.

         6.6      LIENS.

                  (A) NEGATIVE PLEDGE. The Company will not, and will not permit any Subsidiary to, directly or indirectly cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of their respective Properties, whether now owned or hereafter acquired, or any of their respective revenues from such Properties, to be subject to any Lien, except:

                           (i) Liens securing Property taxes, assessments or
                  governmental charges or levies, provided that the payment thereof is not at the time required by Section 6.12;

                           (ii) (A) to the extent incurred in good faith and in
                  the ordinary course of business of the Company or a Subsidiary, Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 6.12, (B) Liens that are unperfected purchase money Liens, vendor's Liens or reservations of title by vendors in and to inventory of the Company or a Subsidiary acquired in the ordinary course of business of such

                  Person and securing, in each case, obligations whose payment is not overdue or is being contested as provided in clause (i) or clause (ii) of Section 6.12 and (C) Liens, if any, arising from the filing of financing statements under the Uniform Commercial Code of any jurisdiction by lessors under Operating Leases entered into with the Company or any Subsidiary in the ordinary course of business;

                           (iii)    Liens

                                    (A) arising from judicial attachments and
                           judgments,

                                    (B) securing appeal bonds or supersedeas
                           bonds, and

                                    (C) arising in connection with court
                           proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

                  provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being actively contested in good faith and by appropriate proceedings, (3) adequate book reserves in accordance with GAAP shall have been established and maintained and shall exist with respect thereto and (4) the aggregate amount so secured for all such Liens shall not at any time exceed Three Hundred Thousand Dollars ($300,000) (excluding in the calculation of such Three Hundred Thousand Dollars ($300,000) any such claims being so secured to the extent, but only to the extent, such claims will be covered by payments from insurance maintained by the Company or any Subsidiary (y) in respect of which insurance the issuer thereof has agreed, in writing, to make such payments in respect of such claims and
                  (z) the issuer of which insurance is an independent commercial insurer that, in the good faith opinion of the Board of Directors, is capable of discharging its payment obligations in connection with such insurance);

                                    (iv) Liens incurred or deposits made in the
                           ordinary course of business

                                    (A) in connection with workers'
                           compensation, unemployment insurance, social security and other like laws (other than ERISA);

                                    (B) to secure the performance of letters of
                           credit, bids, tenders, government contracts, trade contracts, leases, statutory obligations, surety and performance and return-of-money bonds (of a type other than as set forth in Section 6.6(a)(iii) and other similar obligations in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property; and

                                    (C) to secure Debt incurred by the Company
                           or its Subsidiaries to one or more institutional lenders under any agreements with such lenders pursuant to which customers of the

                           Company or its Subsidiaries may use credit cards to pay for goods and services invoiced by the Company or its Subsidiaries, provided that the aggregate amount of such Debt shall not, in the aggregate at any time, exceed Two Hundred Thousand Dollars ($200,000).

                           (v) Liens in the nature of reservations, exceptions,
                  encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, subleases and other similar title exceptions or encumbrances affecting real Property, provided that they would not, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

                           (vi) Liens on Property of a Subsidiary, provided that
                  such Liens secured only obligations owing to the Company or to a Wholly-Owned Subsidiary, and Liens made or incurred by the UK Subsidiary on Property located in the United Kingdom and owned by the UK Subsidiary to secure UK Subsidiary Debt;

                           (vii) Liens in existence on the Closing Date securing
                  Debt (other than Senior Debt), provided that such Liens are described in PART 6.6(a)(VII) OF ANNEX 3;

                           (viii) Purchase Money Liens, if, after giving effect
                  to the creation of such Liens and to any concurrent transactions

                                    (A) each such Purchase Money Lien at no time
                           secures Debt in an amount exceeding the lesser of (1) the cost of acquisition or construction of the particular Property to which such Debt relates and
                           (2) the Fair Market Value of such Property, as determined at the time of such acquisition or the completion of such construction,

                                    (B) no Default or Event of Default would
                           exist, and

                                    (C) the Company shall be able to Incur at
                           least One Dollar ($1.00) of additional Debt in compliance with Section 6.1(a);

                           (ix) Liens securing Debt existing on Property
                  acquired by the Company or a Subsidiary after November 19, 1993 which Liens existed at the time of such acquisition, and Liens securing Debt existing on Property of any Person at the time such Person becomes a Subsidiary if such time is after November 19, 1993 (in either such case, whether or not such acquisition or such Person becoming a Subsidiary is by means of a purchase, merger, consolidation or otherwise and whether or not the Company or any Subsidiary assumes any Debt secured thereby), provided that

                                    (A) such Liens

                                    (1) were not placed on such Property, and do
                           not secure Debt created, incurred, issued or assumed, contemporaneously with or in any manner in contemplation of, the acquisition of such Property by the Company or such Subsidiary or such Person becoming a Subsidiary,

                                    (2) do not extend to any other Property of
                           the Company or any Subsidiary after such acquisition or such Person becomes a Subsidiary, and

                                    (3) are not more favorable in any material
                           respect to the beneficiaries of such Liens after such acquisition or such Person becoming a Subsidiary than they were prior thereto, and

                  (B) after giving effect to such acquisition or such Person becoming a Subsidiary, and to any concurrent transactions,

                                    (1) no Default or Event of Default would
                           exist, and

                                    (2) the Company shall be able to Incur at
                           least One Dollar ($1.00) of additional Debt in compliance with Section 6.1(a);

         (x) Liens securing obligations arising at any time under the Wells Fargo Credit Agreement to the extent that the amount so secured does not exceed the Wells Fargo Adjusted Credit Limit determined at such time;

         (xi) Liens securing any Guaranty of obligations arising at any time under the Wells Fargo Credit Agreement to the extent that the amount so guaranteed does not exceed the Wells Fargo Adjusted Credit Limit determined at such time; and

         (xii) any Lien permitted by clause (viii) or clause (ix) above securing Debt which (directly or successively) extends, renews, refunds or refinances Debt of the type referred to in such clauses, provided that the amount of such Debt being so extended, renewed, refunded or refinanced was permitted to be so extended renewed, refunded or refinanced under Section 6.1(a) or Section 6.1(d).

         (b) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of this Section 6.6, the Company will immediately make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion, satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of Notes may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes (provided that, notwithstanding the foregoing, each holder of Notes shall have the right to elect at any time, by delivery of written notice of such election to the Company, to cause the Notes held by such holder not to be secured by such Lien or such equitable Lien). A violation of this Section 6.6 will constitute an Event of Default, whether or not any such provision is made pursuant to this Section 6.6(b).

                  (c) FINANCING STATEMENTS. The Company will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is not prohibited to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 6.6 or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Subsidiary.

         6.7      TRANSFERS OF PROPERTY, SUBSIDIARY STOCK, ETC.

                  (a) TRANSFERS OF PROPERTY. The Company will not, and will not permit any Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Property (collectively, "to Transfer"; the result of any such Transferring being referred to herein as a "TRANSFER"), except:

                           (i) Transfers of inventory and of obsolete or worn
                  out Property, in each case in the ordinary course of business of the Company or such Subsidiary;

                           (ii) Transfers from a Subsidiary or the Company to
                  the Company or a Wholly-Owned Subsidiary;

                           (iii) Transfers permitted by, and in compliance with,
                  clause (i) through clause (iii), inclusive, of Section 6.7(b) and Transfers permitted by, and in compliance with, Section 6.8(a); and

                           (iv) any other Transfer of Property at any time to
                  any Person, other than an Affiliate, for an Acceptable Consideration, if:

                                    (A)     the sum of

                                             (1) the Transfer Value of such
                                    Property, plus

                                             (2) the aggregate Transfer Value of
                                    all other Property of the Company and the Subsidiaries Transferred (other than in Transfers referred to in the foregoing clause (i) through clause (iii), inclusive), during the period commencing on the first day of the then current fiscal year of the Company and ending at the time of such Transfer, would not exceed ten percent (10%) of Consolidated Assets determined as of the end of the fiscal year of the Company then most recently ended;

                                    (B)     the sum of

                                             (1) the Transfer Value of such
                                    Property, plus

                                             (2) the aggregate Transfer Value of
                                    all other Property of the Company and the Subsidiaries Transferred (other than in Transfers referred to in the foregoing clause (i) through clause (iii), inclusive), during the period commencing on November 19, 1993 and ending at the time of such Transfer, would not exceed twenty-five percent (25%) of Consolidated Assets determined as of the end of the fiscal year of the Company then most recently ended; and

                                    (C) immediately before and after the
                           consummation of such Transfer, and after giving effect thereto,

                                             (1) no Default or Event of Default
                                    exists or would exist and

                                             (2) the Company would be able to
                                    Incur at least One Dollar ($1.00) of
                                    additional Debt in compliance with Section
                                    6.1(a);

                  provided, that any Transfer that would not satisfy the requirements of either or both of subclause (A) or subclause
                  (B) of this clause (iv) shall be deemed to have satisfied such requirements for purposes of this clause (iv) if, but only if,

                                    (y) within the period of three hundred
                           sixty-five (365) days after such Transfer, proceeds of such Transfer, net of reasonable and ordinary transaction costs and expenses incurred in connection with such Transfer, are applied by the Company or any Subsidiary to:

                                             (1) purchase Property for
                                    utilization in the conduct of the business of the Company and the Subsidiaries as contemplated in Section 6.11; or

                                             (2) pay, prior to its scheduled
                                    maturity, any Wells Fargo Credit Agreement
                                    Debt, and

                                    (z) the Company shall have informed each
                           holder of Notes in writing prior to the consummation of such Transfer of its intended utilization of this proviso and confirmed in such writing its undertaking to utilize the aforesaid proceeds of such Transfer as provided in subparagraph (y) above.

         If the proceeds from any Transfer consummated pursuant to the proviso under clause (iv) above are not utilized, as provided in, and within the time periods required by, said proviso, an immediate Event of Default shall then exist under Section 8.1(c). If such proceeds of such Transfer are so utilized, then for all purposes of subclause (A) and subclause (B) of clause (iv) above, such Transfer shall thereafter be excluded from any calculations required to be made under either of said subclauses.

                  (b) TRANSFERS OF SUBSIDIARY STOCK. The Company will not, and will not permit any Subsidiary to, Transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary (such stock, warrants, rights, options and other Securities herein called "SUBSIDIARY STOCK"), nor will any Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                           (i) the issuance by a Subsidiary of shares of its own
                  Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

                           (ii) Transfers by the Company or a Subsidiary of
                  shares of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

                           (iii) the issuance by a Subsidiary of directors'
                  qualifying shares; and

                           (iv) the Transfer of all of the Subsidiary Stock of a
                  Subsidiary owned by the Company and the other Subsidiaries if:

                                    (A) such Transfer satisfies the requirements
                           of Section 6.7(a)(iv);

                                    (B) in connection with such Transfer the
                           entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Subsidiaries in such Subsidiary is Transferred to a Person other than (1) the Company, (2) a Subsidiary not simultaneously being disposed of or
                           (3) an Affiliate;

                                    (C) the Subsidiary being disposed of has no
                           continuing Investment in any other Subsidiary not simultaneously being disposed of or in the Company; and

                                    (D) immediately before and after the
                           consummation of such Transfer, and after giving effect thereto,

                                             (1) no Default or Event of Default
                                    exists or would exist and

                                             (2) the Company would be able to
                                    Incur at least One Dollar ($1.00) of
                                    additional Debt in compliance with Section
                                    6.1(a).

         6.8      CONSOLIDATION, MERGER, ETC.

                  (a) MERGER AND CONSOLIDATION. The Company will not, and will not permit any Subsidiary to, merge with or into, consolidate with or into, or Transfer all or substantially all of its Property to, any other Person or permit any other Person to merge or consolidate with or into it (except that a Subsidiary may merge into, consolidate with, or Transfer all or substantially all of its Property to, the Company or a Wholly-Owned Subsidiary if the Company or such Wholly-Owned Subsidiary is the surviving corporation), provided that the foregoing restriction does not apply to the merger or consolidation of the Company with, or the Transfer of all or substantially all of its Property to, another corporation if:

                           (i) the corporation that results from such merger or
                  consolidation or acquires all or substantially all of the Property of the Company (the "SURVIVING CORPORATION") is organized under the laws of the United States of America or any state thereof;

                           (ii) the due and punctual payment of the principal of
                  and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly assumed by the Surviving Corporation pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion of independent counsel, in form, scope and substance satisfactory to the Required Holders, to the effect that such agreements and instruments are enforceable in accordance with their terms; and

                           (iii) immediately prior to, and immediately after the
                  consummation of the transaction, and after giving effect thereto,

                                    (A) no Default or Event of Default exists or
                           would exist, and

                                    (B) the Company would be able to Incur at
                           least One Dollar ($1.00) of additional Debt in compliance with Section 6.1(a).

                  (b) ACQUISITION OF STOCK, ETC. The Company will not, and will not permit any Subsidiary to, acquire any stock of any corporation if upon completion of such acquisition such corporation would be a Subsidiary, or acquire all of the Property of, or such of the Property as would permit the transferee to continue any one or more integral business operations of, any Person unless, immediately after the consummation of such acquisition, and after giving effect thereto,

                           (i) no Default or Event of Default exists or would
                  exist, and

                           (ii) the Company would be able to Incur at least One
                  Dollar ($1.00) of additional Debt in compliance with Section 6.1(a).

         6.9      PARI PASSU OBLIGATIONS.

         The Company covenants that its obligations hereunder and under the Notes do and will, in terms of preference and priority, rank at least pari passu with all of its obligations in respect of its other present and future Debt except the Senior Debt.

         6.10     TRANSACTIONS WITH AFFILIATES.

         Except as set forth in PART 6.10 OF ANNEX 3, the Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         6.11     NATURE OF BUSINESS.

         The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the general nature of the businesses of the Company and the Subsidiaries, taken as a whole, would be substantially changed from the businesses thereof described in the Placement Memorandum.

         6.12     PAYMENT OF TAXES AND CLAIMS, ETC.

         The Company will, and will cause each Subsidiary to, pay before they become delinquent:

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

                  (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property;

provided, that items of the foregoing description need not be paid

                           (i) while being actively contested in good faith and
                  by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto, and

                           (ii) so long as the title of the Company or the
                  Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

The Company and the Subsidiaries will not elect to be treated as "S corporations" under section 1361 of the IRC.

         6.13     MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.

         The Company will, and will cause each Subsidiary to:

                  (a) PROPERTY -- maintain its respective Properties that are material to its business in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                  (b) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                  (c) FINANCIAL RECORDS -- keep accurate and complete books of records and accounts in which accurate and complete entries shall be made of all its business transactions and that will permit the provision of accurate and complete financial statements in accordance with GAAP;

                  (d) CORPORATE EXISTENCE AND RIGHTS --

                           (i) do or cause to be done all things necessary to
                  preserve and keep in full force and effect its corporate existence and franchises, except where the failure to do so, either individually or in the aggregate, would not have, and could not reasonably be expected to have, a Material Adverse Effect, and

                           (ii) to maintain each Subsidiary as a Subsidiary,

         in each case except as permitted by Section 6.7 and Section 6.8(a); and

                  (e) COMPLIANCE WITH LAW -- not be in violation of any law, ordinance, governmental rule or regulation, order or writ to which it is subject, including, without limitation, any Environmental Protection Law, and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, individually or in the aggregate, would have, or could reasonably be expected to have, a Material Adverse Effect; and

                  (f) OTHER FINANCING DOCUMENTS -- comply with the terms and provisions, to the extent applicable to it, of the Warrant Agreement, the Warrant Certificates, the Registration Rights Agreement, and the Observation Rights Agreement.

         6.14     PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

         The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company set forth in Section 11.1 where notices, presentations and demands in respect hereof or of the Notes may be made upon it. Such office will be maintained at such address until such time as the Company shall notify the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

         6.15     ERISA, ETC.

                  (a) COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to comply with all other applicable provisions of ERISA.

                  (b) RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS. The Company will not at any time permit the present value of all employee benefits vested under each Pension Plan to exceed the assets of such Pension Plan allocable to such vested benefits at such time, in each case determined pursuant to Section 6.15(c).

                  (c) VALUATIONS. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans will be reasonable in the good faith judgment of the Company and will comply with all requirements of law.

                  (d) PROHIBITED ACTIONS. The Company will not, and will not permit any ERISA Affiliate to:

                           (i) engage in any "prohibited transaction" (as
                  defined in section 406 of ERISA or section 4975 of the IRC) that would result in the imposition of a material tax or penalty;

                           (ii) incur with respect to any Pension Plan any
                  "accumulated funding deficiency" (as defined in section 302 of ERISA), whether or not waived;

                           (iii) terminate any Pension Plan in a manner that
                  could result in

                                 (A) the imposition of a Lien on the Property of
                           the Company or any Subsidiary pursuant to section 4068 of ERISA, or

                                 (B) the creation of any liability under section
                           4062 of ERISA;

                           (iv) fail to make any payment required by section 515
                  of ERISA; or

                           (v) at any time be an "employer" (as defined in
                  section 3(5) of ERISA) required to contribute to any Multiemployer Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans, would have, or could reasonably be expected to have, a Material Adverse Effect.

         6.16     NO REACQUISITIONS OF NOTES.

         Except as expressly set forth in Section 4.3, (a) the Company will not make any optional prepayment in respect of the Notes and (b) the Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes. In case the Company prepays in full any Notes, as permitted above, such Notes will thereafter be cancelled and no Notes will be issued in substitution therefor.

         6.17     PRIVATE OFFERING.

         The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

         6.18     MINIMUM PROFITABILITY.

         The Company shall not permit Consolidated Net Income (excluding any gain on the sale of Peripheral Computer Support, Inc.) for the fiscal quarters of the Company ending on the dates set forth in the table below to be less than the amounts set forth opposite such dates.


======================================================================================================
                   Fiscal Quarter Ending                                      Consolidated Net Income
------------------------------------------------------------------------------------------------------
                      March 31, 1997                                               ($5,787,000)
------------------------------------------------------------------------------------------------------
                       June 30, 1997                                               ($3,820,000)
------------------------------------------------------------------------------------------------------
                    September 30, 1997                                              ($891,000)
------------------------------------------------------------------------------------------------------
                     December 31, 1997                                               $607,000
------------------------------------------------------------------------------------------------------
                      March 31, 1998                                                 $650,000
------------------------------------------------------------------------------------------------------
               June 30, 1998 and thereafter                                         $5,000,000
======================================================================================================

         6.19     MINIMUM RATIO OF ACCOUNTS RECEIVABLE TO LOANS.

         The Company shall not permit the ratio of

                  (a) the sum of

                           (i) Consolidated Accounts Receivable as of the last
                  day of the fiscal quarters of the Company set forth in the table below plus

                           (ii) Consolidated Inventory as of such day

to

                  (b) the aggregate amount of all outstanding Wells Fargo Credit Agreement Debt as of such day to be less than the applicable ratio set forth in the following table:

================================================================================================
                   Fiscal Quarter Ending                                           Minimum Ratio
------------------------------------------------------------------------------------------------

                      March 31, 1997                                               0.65 to 1.00
------------------------------------------------------------------------------------------------
                       June 30, 1997                                               0.63 to 1.00
------------------------------------------------------------------------------------------------
                    September 30, 1997                                             0.63 to 1.00
------------------------------------------------------------------------------------------------
                     December 31, 1997                                             0.66 to 1.00
------------------------------------------------------------------------------------------------
               March 31, 1998 and thereafter                                       0.67 to 1.00
================================================================================================


         6.20     CURRENT RATIO.

         The Company shall not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities as of the last day of the fiscal quarters of the Company set forth in the table below to be less than the applicable ratio set forth opposite such days.

================================================================================================
                   Fiscal Quarter Ending                                           Minimum Ratio
------------------------------------------------------------------------------------------------
                      March 31, 1997                                               0.56 to 1.00
------------------------------------------------------------------------------------------------
                       June 30, 1997                                               0.61 to 1.00
------------------------------------------------------------------------------------------------
                    September 30, 1997                                             0.59 to 1.00
------------------------------------------------------------------------------------------------
                     December 31, 1997                                             0.62 to 1.00
------------------------------------------------------------------------------------------------
                      March 31, 1998                                               0.64 to 1.00
------------------------------------------------------------------------------------------------
               June 30, 1998 and thereafter                                        1.00 to 1.00
================================================================================================

         6.21     MINIMUM CONSOLIDATED TANGIBLE NET WORTH.

         The Company shall not permit Consolidated Tangible Net Worth at any time during any period set forth in the table below to be less than the applicable amount set forth opposite such period, plus one hundred percent (100%) of Net Securities Proceeds.

=============================================================================================================
                          Period                                      Minimum Consolidated Tangible Net Worth
-------------------------------------------------------------------------------------------------------------
           March 31, 1997 through June 29, 1997                                    ($9,816,000)
-------------------------------------------------------------------------------------------------------------
         June 30, 1997 through September 29, 1997                                  ($3,362,000)
-------------------------------------------------------------------------------------------------------------
                September 30, 1997 through                                         ($3,504,000)
                     December 30, 1997
-------------------------------------------------------------------------------------------------------------
                 December 31, 1997 through                                         ($2,263,000)
                      March 30, 1998
-------------------------------------------------------------------------------------------------------------
                      March 31, 1998                                               ($1,363,000)
-------------------------------------------------------------------------------------------------------------
               June 30, 1998 and thereafter                                         $5,000,000
=============================================================================================================


         6.22     AMENDMENT TO CERTIFICATE OF INCORPORATION.

         On or prior to July 15, 1997, the Company will obtain the approval of the stockholders of the Company, and amend the Certificate of Incorporation of the Company, to increase the authorized shares of the Common Stock from thirty million (30,000,000) shares to fifty million (50,000,000) shares.

7.       INFORMATION AS TO COMPANY

         7.1      FINANCIAL AND BUSINESS INFORMATION.

         The Company will deliver to each holder of Notes:

                  (a) MONTHLY FINANCIAL STATEMENTS -- as soon as practicable after the end of each month (other than the last month in each fiscal year of the Company), and in any event within thirty (30) days thereafter, duplicate copies of

                           (i) a consolidated balance sheet of the Company and
                  the Subsidiaries as at the end of such month,

                           (ii) consolidated statements of income, stockholders'
                  equity and cash flows of the Company and the Subsidiaries for such month, and

                           (iii) an income statement for such month showing the
                  results of operations for each division of the Company and the Subsidiaries, all in reasonable detail and certified by a Senior Financial Officer as fairly presenting the financial condition of the Company and the Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (b) QUARTERLY STATEMENTS -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-two (42) days thereafter, duplicate copies of

                           (i) a consolidated balance sheet of the Company and
                  the Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income and cash flows
                  of the Company and the Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

         setting forth in each case in comparative form the figures for the corresponding periods in the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally (provided that such financial statements need not contain footnotes), and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and accompanied by the certificate required by Section 7.2;

                  (c) ANNUAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred
         (100) days thereafter, duplicate copies of

                           (i) consolidated and consolidating balance sheets of
                  the Company and the Subsidiaries, as at the end of such year, and

                           (ii) consolidated and consolidating statements of
                  income, shareholders' equity and cash flows of the Company and the Subsidiaries for such year,

         setting forth in each case in comparative form the figures for the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                           (A) in the case of such consolidated statements, a
                  report thereon of independent certified public accountants of recognized national standing, which report shall (1) contain no qualifications as to the circumstances of or any restrictions on the engagement of such independent certified public accountants or to the scope of the audit conducted by such independent certified public accountants, (2) express an opinion in the form of the standard auditor's report under generally accepted auditing standards which shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (3) not constitute or contain, as the case may be, an adverse opinion, a disclaimer of opinion, a qualified opinion or a modification to an opinion, in each case as such terms are understood under generally accepted auditing standards and would be applied in respect of the expression of opinion required under subclause
                  (2) above,

                           (B) a statement from such independent certified
                  public accountants that such consolidating statements were prepared using the same work papers as were used in the preparation of such consolidated statements,

                           (C) a certification by a Senior Financial Officer
                  that such consolidated and consolidating statements are complete and correct, and

                           (D) the certificates required by Section 7.2 and
                  Section 7.3;

                  (d) AUDIT REPORTS -- promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any management report, special audit report or comparable analysis prepared by them with respect to the books of the Company or any Subsidiary;

                  (e) SEC AND OTHER REPORTS -- promptly upon their becoming available, a copy of each financial statement, report (including, without limitation, each Quarterly Report on Form 10-Q, each Annual Report on Form 10-K and each Current Report on Form 8-K), notice or proxy statement sent by the Company or any Subsidiary to shareholders generally and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the SEC;

                  (f) ERISA --

                      (i) immediately upon becoming aware of the occurrence of
                  any

                           (A) "reportable event" (as such term is defined in
                  section 4043 of ERISA), or

                           (B) "prohibited transaction" (as such term is defined
                  in section 406 of ERISA or section 4975 of the IRC),

                  in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the DOL or the PBGC with respect thereto, and

                     (ii) prompt written notice of and, where applicable, a
                  description of

                           (A) any notice from the PBGC in respect of the
                  commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                           (B) any distress termination notice delivered to the
                  PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                           (C) the placement of any Multiemployer Plan in
                  reorganization status under Title IV of ERISA,

                           (D) any Multiemployer Plan becoming "insolvent" (as
                  defined in section 4245 of ERISA) under Title IV of ERISA, and

                           (E) the whole or partial withdrawal of the Company or
                  any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith;

                  (g) ACTIONS, PROCEEDINGS -- promptly (and in any event, within three (3) Business Days) after the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would have a Material Adverse Effect;

                  (h) CERTAIN ENVIRONMENTAL MATTERS -- prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed immediately prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in Section 2.13;

                  (i) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- immediately upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (j) NOTICE OF CLAIMED DEFAULT -- immediately upon becoming aware that the holder of any Note, or of any Debt or any Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto;

                  (k) OPERATION PLAN -- promptly upon its completion, and in any event prior to thirty (30) days after each fiscal year-end of the Company, a plan of operations for each of the two (2) fiscal years of the Company following the fiscal year of the Company then ended, which plan of operation shall include (without limitation) the following: (i) projected quarterly cash flow statements of the Company and the Subsidiaries (including, without limitation, budgeted capital expenditures and projected revenues) on a consolidated basis and on a division basis, (ii) projected quarterly statements of operation of the Company and the Subsidiaries on a consolidated basis and on a division basis, (iii) projected consolidated balance sheet of the Company and the Subsidiaries based on GAAP as of the last day of each such fiscal year, (iv) projected consolidated statements of income and cash flows of the Company and the Subsidiaries for each such fiscal year based on GAAP and (v) all assumptions upon which such plans of operations and the foregoing financial statements are based; and

                  (l) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes, including, without limitation,

                           (i) copies of any statement, report or certificate
                  furnished to any other holder of any Debt or Security of the Company or any Subsidiary, and

                           (ii) information requested to comply with any request
                  of the National Association of Insurance Commissioners in respect of the designation of the Notes, and

                           (iii) information requested to comply with 17 C.F.R.
                  Section 230.144A, as amended from time to time;

         provided that any such request with respect to any of the data and information referred to in the foregoing clause (i), clause (ii) and clause (iii) shall be deemed to be reasonable for purposes of this
         Section 7.1(l). The holders of Notes hereby request, and the Company agrees to provide to such holders, copies of all monthly financial statements provided to any purchasers of shares of Series A Preferred Stock under that certain Stock Purchase Agreement, dated as of November 19, 1993, as amended.

         7.2      OFFICERS' CERTIFICATES.

         Each set of financial statements delivered to each holder of Notes pursuant to Section 7.1(a), Section 7.1(b) or Section 7.1(c) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 6.1 through Section 6.8, inclusive, and Section 6.18 through Section 6.21, inclusive, during the period covered by the statement of income then being furnished (including with respect to each such Section , where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections , and the calculation of the amounts, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that the signers have reviewed the relevant terms hereof and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3      ACCOUNTANTS' CERTIFICATES.

         Each set of annual financial statements delivered pursuant to Section 7.1(c) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

         7.4      INSPECTION.

         The Company will permit the representatives of each Existing Noteholder (and any of its subsidiaries or affiliates that may after the Closing Date hold any Notes) and of each Significant Holder to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested. If, at the time of any visit or inspection under this Section 7.4, a Default or Event of Default shall exist, the Company shall pay for all out-of-pocket costs and expenses of or in connection with such visit or inspection; otherwise, all such out-of-pocket costs and expenses shall be for the account of the Person or Persons making such visit or inspection.

         7.5      CONFIDENTIAL INFORMATION.

         With respect to all data and information that has been or in the future is furnished to or obtained by any holder of Notes in connection with this Agreement (excluding, in any case, any such data and information that was or is available to the public or was not or is not treated as confidential by any one or more of the Company, the Subsidiaries or the Affiliates), such holder will hold such data and information in confidence in accordance with the customary practices and standards of confidentiality generally employed by such holder in respect of similar data and information obtained in connection with other comparable investment transactions of such holder. Notwithstanding the foregoing, any such holder may disclose any data and information furnished to or obtained by it in connection with this Agreement and the Notes:

                  (a) the disclosure of which is, in such holder's sole good faith business and/or legal judgment, reasonably required in connection with regulatory requirements (including, without limitation, the requirements of the National Association of Insurance Commissioners) or other legal requirements related to such holder's affairs, including, without limitation, the disclosure of such data and information in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation or request, or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling, or pleading issued, filed, served or purported on its face to be issued, filed or served (A) by or under authority of any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity or (B) in connection with any proceeding (including, without limitation, any proceeding to enforce the obligations of the Company under this Agreement or the Notes), cause or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity;

                  (b) to any one or more of the employees, officers, directors, agents, attorneys, accountants, professional consultants or trustees of such holder (or of any subsidiary or affiliate of such holder) who would have access to such data and information in the normal course of the performance of such Person's duties for such holder (or for such subsidiary or affiliate);

                  (c) to Moody's Investors Service, Inc., Standard & Poor's Ratings Group or any other nationally recognized financial rating service that is reviewing the credit rating of any holder of Notes or is rating or reviewing the rating of the Notes; and

                  (d) to any prospective purchaser, securities broker or dealer or investment banker in connection with the resale or proposed resale of all or any portion of the Notes by such holder.

In connection with any disclosure by any holder of Notes under clause (a) above, such holder will use reasonable efforts to notify the Company of any such pending disclosure, provided that (x) such holder shall in no case be liable to the Company for its failure to effect such notification, (y) the failure to effect such notification shall not affect the ability of such holder to make the disclosures contemplated under said clause (a) and (z) this sentence shall not apply to the delivery of periodic financial statements and information to the National Association of Insurance Commissioners, the Securities Valuation Office thereof or any other agency thereof in connection with the rating, evaluation or other regulatory treatment of the Notes or the Warrants. In connection with any disclosure by any holder of Notes under clause (d) above, such holder will use reasonable efforts to cause any prospective purchaser, securities broker or dealer or investment banker referred to in said clause (d) to enter into a written confidentiality agreement with the Company containing terms of confidentiality substantially similar to the terms of confidentiality set forth in this Section 7.5 prior to effecting such disclosure, provided that (yy) such holder shall in no case be liable to the Company if such prospective purchaser, securities broker or dealer or investment banker shall for any reason not enter into any such confidentiality agreement with the Company and (zz) the failure of such prospective purchaser, securities broker or dealer or investment banker to enter into any such confidentiality agreement with the Company shall not affect the ability of such holder to make the disclosures contemplated under said clause (d). No holder of Notes will be liable for the breach of this Section 7.5 or of any provision in any aforesaid confidentiality agreement by any other holder of Notes or by any

Person to which any confidential data or information shall be delivered in accordance with this Section 7.5.

         7.6      REPORTS TO NAIC.

         Concurrently with the delivery to you of each annual statement and opinion required by clause (i) and clause (ii) of Section 7.1(c), the Company will deliver a copy thereof to: Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, New York, New York 10007.

8.       EVENTS OF DEFAULT

         8.1      NATURE OF EVENTS.

         An "EVENT OF DEFAULT" shall exist if any of the following occurs and is continuing at any time:

                  (a) PRINCIPAL OR MAKE-WHOLE AMOUNT PAYMENTS -- the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due;

                  (b) INTEREST PAYMENTS -- the Company shall fail to make any payment of interest on any Note on or before ten (10) days after the date such payment is due;

                  (c) PARTICULAR COVENANT DEFAULTS -- the Company or any Subsidiary shall fail to perform or observe any covenant contained in
         Section 6.1 through Section 6.5, inclusive, Section 6.7 through Section 6.10, inclusive, Section 6.18 through Section 6.21, inclusive, or in
         Section 7.1(h) or Section 7.1(i);

                  (d) OTHER DEFAULTS -- (i) the Company or any Subsidiary shall fail to perform or observe any covenant contained in Section 6.6 and such failure shall continue for more than ten (10) days after such failure shall first become known to any officer of the Company or (ii) the Company or any Subsidiary shall fail to comply with any other provision hereof, and such failure shall continue for more than thirty
         (30) days after such failure shall first become known to any officer of the Company;

                  (e) WARRANTIES OR REPRESENTATIONS -- any warranty, representation or other statement by or on behalf of the Company contained herein or in any certificate or instrument furnished in compliance with or in reference hereto shall have been false or misleading in any material respect when made;

                  (f) DEFAULT ON DEBT OR SECURITY -- any event shall occur or any condition shall exist in respect of any Debt or any Security of the Company or any Subsidiary, or under any agreement securing or relating to any such Debt or Security, that:

                           (i) causes such Debt or Security, or a portion
                  thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

                           (ii) permits any one or more of the holders thereof
                  or a trustee therefor to require the Company or any Subsidiary to repurchase such Debt or Security from such holder and one or more of such Persons shall have demanded or otherwise required such repurchase;

         provided that the aggregate amount of all obligations in respect of all such Debt and Securities referred to in this clause (f) exceeds at such time Two Million Dollars ($2,000,000);

                  (g) INVOLUNTARY BANKRUPTCY PROCEEDINGS --

                           (i) a receiver, liquidator, custodian or trustee of
                  the Company or any Subsidiary, or of all or any part of the Property of either, shall be appointed by court order and such order shall remain in effect for more than sixty (60) days, or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent;

                           (ii) any of the Property of the Company or any
                  Subsidiary shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or

                           (iii) a petition shall be filed against the Company
                  or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing;

                  (h) VOLUNTARY PETITIONS -- the Company or any Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law;

                  (i) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. -- the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Subsidiary or of all or any part of the Property of either; or

                  (j) UNDISCHARGED FINAL JUDGMENTS -- a final judgment or final judgments for the payment of money aggregating in excess of Two Hundred Thousand Dollars ($200,000) (excluding in the calculation of such Two Hundred Thousand Dollars ($200,000) any final judgments to the extent, but only to the extent, such judgments will be covered by payments from insurance maintained by the Company or any Subsidiary (i) in respect of which insurance the issuer thereof has agreed, in writing, to make such payments in respect of such judgment and (ii) the issuer of which insurance is an independent commercial insurer that, in the good faith opinion of the Board of Directors, is capable of discharging its payment obligations in connection with such insurance) shall be outstanding against any one or more of the Company and the Subsidiaries and any one of such judgments shall have been outstanding for more than thirty
         (30) days from the date of its entry and shall not have been discharged in full or stayed.

         8.2      DEFAULT REMEDIES.

                  (a) ACCELERATION ON EVENT OF DEFAULT.

                           (i) If any Event of Default specified in clause (g),
                  clause (h) or clause (i) of Section 8.1 shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon and the Make-Whole Amount (as of the date such Notes first become due and payable) with respect to such principal amount of such Notes, in each case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                           (ii) If any Event of Default other than those
                  specified in clause (g), clause (h) and clause (i) of Section
                  8.1 shall exist, then the holders of at least forty percent (40%) in principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall immediately pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by applicable law, the Make-Whole Amount on the date of such declaration with respect to such principal amount of such Notes.

                  (b) ACCELERATION ON PAYMENT DEFAULT. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b), and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii), any holder of Notes that shall have not consented to any waiver with respect to such Event of Default may, at such holder's option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, immediately due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall immediately pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by applicable law, the Make-Whole Amount (as of the date of such declaration) with respect to such principal amount of such Notes.

                  (c) VALUABLE RIGHTS. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

                  (d) OTHER REMEDIES. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii) and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with Section 8.2(a) and Section 8.2(b).

                  (e) NONWAIVER AND EXPENSES. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, or shall fail to comply with any other provision hereof, or if there shall be a controversy or potential controversy between the Company and one or more holders of Notes as to any of the provisions of this Agreement or the Notes, the Company shall pay to each holder of Notes, to the extent permitted by applicable law, such further amounts as shall be sufficient to cover the costs and expenses (including, without limitation, the reasonable fees and the disbursements of your attorneys, accountants and other expert, legal and financial advisers) incurred by each such holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

         8.3      ANNULMENT OF ACCELERATION OF NOTES.

         If a declaration is made pursuant to Section 8.2(a)(ii) in respect of all of the Notes of all holders or pursuant to Section 8.2(b) in respect of all of the Notes of one or more holders, then, in either case, the holders of sixty-one percent (61%) or more in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiaries and any Affiliates) may, by written instrument filed with the Company (and, in the case of any such declaration pursuant to Section 8.2(b), delivered to the holder or holders of such Notes that were subject to such declaration), rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

                  (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes that shall have become due and payable by reason of such declaration under Section 8.2(a)(ii) or
         Section 8.2(b), as the case may be) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been waived pursuant to Section 11.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

9. INTERPRETATION OF THIS AGREEMENT

   9.1 TERMS DEFINED.

   ACCEPTABLE CONSIDERATION -- means, with respect to any Transfer of any Property of the Company or a Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) received by such Person in connection with such Transfer as is, in each case, determined by the Board of Directors, in its good faith opinion, to be in the best interests of the Company and to reflect the Fair Market Value of such Property.

   ACCEPTABLE CONTROL PERSON -- has the meaning set forth in the definition of "Change in Control."

   AFFILIATE -- means, at any time, a Person (other than a Subsidiary):

              (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

              (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company;

              (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or any Subsidiary; or

              (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary;

at such time.

         As used in this definition,

                  "control" -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT, THIS -- means this agreement, as it may be amended and restated from time to time.

         BANKRUPTCY CODE -- means the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be amended from time to time.

         BOARD OF DIRECTORS -- means, at any time, the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         BT -- means British Telecommunications plc, a limited liability company formed under the laws of the United Kingdom, and any affiliates, successors and assigns thereof.

         BUSINESS DAY -- means, at any time, a day other than (a) a Saturday or a Sunday, (b) in the case of any Note with respect to which the provisions of
Section 11.6(a) are applicable, a day on which the bank designated (by the holder of such Note) to receive (for such holder's account) payments on such is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed and (c) a day on which the banks located in the State of California are required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         CAPITALIZED LEASE -- means, at any time, any lease with respect to which any obligation for rentals thereunder constitutes a Capitalized Lease Obligation.

         CAPITALIZED LEASE OBLIGATION -- means, with respect to any Person, any rental obligation that is or will be required to be capitalized on a balance sheet of such Person in accordance with GAAP, in each case taken at the amount thereof accounted for as indebtedness.

         CHANGE IN CONTROL -- means, at any time, the acquisition or holding by

                  (a) any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Closing Date) other than an Acceptable Control Person, or

                  (b) related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) other than related Acceptable Control Persons constituting such a group, of legal and/or beneficial ownership of fifty percent (50%) or more of the Voting Stock of the Company (determined by total voting power) outstanding at such time (excluding for such purpose shares owned through any employee benefit plan of the Company or any trust in connection therewith) or ownership of all or substantially all of the assets of the Company at such time.

As used in this definition:

                  Acceptable Control Persons -- means any individual identified in PART 9.1-ACP OF ANNEX 3 who is, as of the Closing Date, a director, officer and/or employee of the Company, any spouse, issue or adopted children or other relative of such individual or any trust for the exclusive benefit of such individual or his/her spouse, issue or adopted children or other relatives, provided, in the case of such trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval.

         CHASE MANHATTAN PRIME RATE -- means the "prime rate" as announced from time to time by Chase Manhattan Bank, N.A. or any successor thereto in New York City, New York.

         CLOSING -- Section 1.2(b).

         CLOSING DATE -- Section 1.2(b).

         COMMON STOCK -- has the meaning assigned to such term in the Warrant Agreement.

         COMPANY -- has the meaning assigned to such term in the introductory sentence hereof.

         CONSOLIDATED ACCOUNTS RECEIVABLE -- means, at any date of determination, all present and future rights of the Company and the Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper) as of such date, as determined in accordance with GAAP.

         CONSOLIDATED ADJUSTED NET INCOME -- with respect to any period means net earnings (or loss) from continuing operations of the Company and the Subsidiaries before discontinued operations and extraordinary items (but after provision for income taxes) and after (without duplication) excluding any applicable Net Income Excludable Items, all of the above being determined on a consolidated basis for such Persons for such period in accordance with GAAP, provided that any deduction in respect of the amortization of any discount attributed by GAAP to the Notes as a result of the issuance of the Warrants included in the determination of said net earnings (or loss) shall, for purposes of determining "Consolidated Adjusted Net Income," be added back to said net earnings (or loss).

         CONSOLIDATED ASSETS -- means, at any time, the amount at which the assets of the Company and the Subsidiaries would be shown on a consolidated balance sheet of such Persons at such time after deduction of depreciation, amortization and all other properly deductible valuation reserves.

         CONSOLIDATED CASH FLOW -- means, for any period, the sum of

                  (a) Consolidated Adjusted Net Income for such period, plus

                  (b) Consolidated Interest Expense to the extent included in the determination of such Consolidated Adjusted Net Income, plus

                  (c) any income tax expense to the extent included in the determination of such Consolidated Adjusted Net Income, plus

                  (d) depreciation, amortization and other non-cash charges to the extent included in the determination of such Consolidated Adjusted Net Income,

in each case determined on a consolidated basis for the Company and the Subsidiaries.

         CONSOLIDATED CURRENT ASSETS -- means, as at any date of determination, the total assets of the Company and the Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP.

         CONSOLIDATED CURRENT LIABILITIES -- means, as at any date of determinations, the total liabilities of the Company and the Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, including, without limitation, the aggregate principal amount outstanding under the Revolving Credit Facility as of such date.

         CONSOLIDATED INTEREST EXPENSE -- means, for any period, the aggregate amount of continuing, regular or periodic costs, charges and expenses (including, without limitation, interest (including the interest component in respect of Capitalized Leases), amortization expense related to Debt issued at a discount and other finance and servicing charges) incurred by the Company or any of the Subsidiaries in effecting, servicing or maintaining Total Debt, all determined on a consolidated basis for such Persons in accordance with GAAP, provided that, anything contained in this definition notwithstanding, "Consolidated Interest Expense" shall not include any amortization of any discount attributed by GAAP to the Notes as a result of the issuance of the Warrants.

         CONSOLIDATED INVENTORY -- means, as at any date of determination, the value (calculated at the lower of cost or market) of all inventory of the Company and the Subsidiaries as of such date, as determined in accordance with GAAP. As used in this definition, "inventory" means goods (whether consisting of whole goods, spare parts or components), merchandise and other personal property to be furnished under any contract of service or held for sale or lease and all raw materials, work-in-progress, finished goods, returned goods and materials and supplies of any kind, nature or description that are or might be used or consumed in the Company's or any Subsidiary's business.

         CONSOLIDATED NET INCOME -- means, with respect to any period, net income (or loss) of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, provided that there shall be excluded

                  (a) the income (or loss) of any Person (other than a Subsidiary) in which any other Person (other than the Company or any Subsidiary) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company of any Subsidiary by such Person during such period,

                  (b) the income (or loss) of any Person accrued prior to the date (i) it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or (ii) its assets are acquired by the Company or any Subsidiary,

                  (c) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, and

                  (d) to the extent not included in the foregoing clause (a), clause (b) or clause (c), any net extraordinary gains or net non-cash extraordinary losses.

         CONSOLIDATED NET WORTH -- means, at any time, shareholders' equity of the Company and the Subsidiaries determined on a consolidated basis less the sum (without duplication) of the following items and subject to the adjustment set forth in the last sentence of this definition:

                  (a) the aggregate amount of all write-ups of assets (y) owned by the Company or any Subsidiary on November 19, 1993, which write-up occurred subsequent to December 31, 1992, and (z) acquired by the Company or any Subsidiary after November 19, 1993, which write-up occurred subsequent to the acquisition of such assets, plus

                  (b) all previously issued, reacquired and uncancelled capital stock of the Company or any of Subsidiary (to the extent included in shareholders' equity above), plus

                  (c) amounts attributable to minority interests in a Subsidiary held by any Person other than the Company or any other Subsidiary (to the extent that they are included in shareholders' equity above), plus

                  (d) all notes held by the Company or any Subsidiary from any Person, which notes evidence such Person's obligation to pay for the purchase price to the Company or such Subsidiary of capital stock of the Company or such Subsidiary (as the case may be) purchased by such Person (to the extent that such notes are reflected in the determination of shareholders' equity above).

For purposes of the determination of "Consolidated Net Worth," the Notes shall be accounted for in an amount equal to the aggregate par value of the outstanding principal balance thereof at the time of any such determination.

         CONSOLIDATED TANGIBLE NET WORTH -- means, as at any date of determination,

                  (a) the sum of

                           (i) the capital stock and additional paid-in capital
                  of the Company and the Subsidiaries, plus

                           (ii) retained earnings (or minus accumulated
                  deficits) of the Company and the Subsidiaries, plus

                           (iii) Debt of the Company evidenced by the Note
                  Purchase Agreements and other Debt of the Company subordinated in right of payment to the Wells Fargo Credit Agreement Debt on terms satisfactory to Wells Fargo;

minus

                  (b) the sum of

                           (i) the aggregate amount of all treasury stock, plus

                           (ii) goodwill, patents, copyrights, trade names,
                  trademarks, acquired technology, deferred loan costs and other intangible assets, plus

                           (iii) the aggregate amount of all obligations owing
                  to the Company or any Subsidiary from any stockholder, employee or Affiliate of the Company or any Subsidiary;

all as determined on a consolidated basis for the Company and the Subsidiaries in accordance with GAAP.

         CONTROL EVENT -- means

                  (a) the execution by the Company or any other Affiliate of any letter of intent or similar agreement with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, could reasonably be expected to result in a Change in Control, provided that this clause (a) shall not be deemed to constitute a "Control Event" if the divulging of any such letter or agreement to the holders of Notes would violate any applicable securities laws or contravene the terms of any confidentiality agreement contained in such letter or agreement,

                  (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control, or

                  (c) the tender of any Voting Stock by one or more Acceptable Control Persons to any Person or Persons which transfer would result in a Change in Control.

         CONTROL PREPAYMENT DATE -- Section 4.4(b).

         DEBT -- means, with respect to any Person (without duplication), all of the following:

                  (a) all obligations of such Person for moneys borrowed (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or other similar Security but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection);

                  (b) all reimbursement or other obligations of such Person in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps and other financial products;

                  (c) all obligations for moneys borrowed secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed by such Person or recourse is available against such Person);

                  (d) all Capitalized Lease Obligations of such Person;

                  (e) all obligations (other than trade payables and other ordinary accounts payable) of such Person in respect of the acquisition cost of Property or services to the extent payable after the time of acquisition or possession by such Person and not yet repaid where the advance or deferred payment was arranged principally as a method of financing the acquisition of such Property or services acquired (including, without limitation, any conditional sale or other title retention agreement); and

                  (f) all obligations under Guaranties given by such Person in respect of obligations of other Persons of the type set forth in clause
         (a), clause (b), clause (c), clause (d) or clause (e) of this definition.

         DEFAULT -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         DEFAULT RATE -- Section 4.1.

         DOL -- means the Department of Labor and any successor agency.

         DOLLARS or $ -- means United States of America dollars.

         ENVIRONMENTAL PROTECTION LAWS -- means any federal, state, county, regional or local law, statute or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

As used in this definition:

                  CERCLA -- means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith.

                  RCRA -- means the Resource Conservation and Recovery Act of 1976, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                  SARA -- means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

         ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      ERISA AFFILIATE -- means any corporation or trade or business that

            (i) is a member of the same controlled group of corporations (within the meaning of section 414(b) of the IRC) as the Company, or

            (ii) is under common control (within the meaning of section 414(c) of the IRC) with the Company.

      EVENT OF DEFAULT -- Section 8.1.

      EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated in connection therewith.

      EXISTING NOTEHOLDERS -- means each Person listed as a holder of Notes in Annex 1, so long as such Person holds Notes.

      EXISTING NOTE PURCHASE AGREEMENT -- Section 1.1(a).

      EXISTING NOTES -- Section 1.1(a).

      FAIR MARKET VALUE -- means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

      FINANCING DOCUMENTS -- means the Notes, the Note Purchase Agreements, the Warrant Certificates, the Warrant Agreement, the Registration Rights Agreement, the Observation Rights Agreement and each other document or agreement executed or delivered in connection with any of the foregoing which other document or agreement grants or confers rights or benefits to the holders of the Notes or the Warrants.

      GAAP -- means accounting principles generally accepted in the United States of America, from time to time in effect.

      GOVERNMENTAL AUTHORITY -- means

            (a) the government of

                  (i) the United States of America and any state or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts (or that asserts jurisdiction over) all or any part of its business or affairs, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      GUARANTY -- means with respect to any Person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of the Guarantor guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by the
Guarantor:

            (a) to purchase such indebtedness or obligation or any Property or assets constituting security therefor;

            (b) to advance or supply funds

                  (i) for the purpose of payment of such indebtedness or
            obligation, or

                  (ii) to maintain working capital or other balance sheet
            condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

            (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

      HAZARDOUS SUBSTANCES -- means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required under applicable Environmental Protection Laws or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Protection Law.

      INCUR/INCURRENCE -- Section 6.1.

      INSTITUTIONAL INVESTOR -- means the Existing Noteholders, any affiliate of any of the Existing Noteholders, any holder or beneficial owner of Notes that is an "accredited investor" as defined in section 2(15) of the Securities Act and any "qualified institutional buyer" as defined in 17 C.F.R Section 230.144A, as amended from time to time.

      INVESTMENT -- means any investment, made in cash or by delivery of Property, by the Company or any Subsidiary:

            (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or

            (b) in any Property.

      IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      IRS -- means the Internal Revenue Service and any successor agency.

      JUNIOR SUBORDINATED DEBT -- means, at any time, any unsecured Debt of the Company or any Subsidiary incurred after November 19, 1993 in accordance with the terms hereof:

            (a) the payment of accrued interest on which Debt shall be permitted only for so long as no Default or Event of Default shall exist;

            (b) the terms of which Debt shall expressly provide that (i) in the case of the Company, no payment of principal (whether pursuant to a scheduled prepayment, scheduled installment payment or scheduled sinking fund payment, pursuant to acceleration or otherwise) shall be due, or shall be made, prior to the date on which all principal, interest, Make-Whole Amount, if any, and all other amounts owing under the Note Purchase Agreements or in respect of the Notes shall have been fully and finally paid and (ii) in the case of any Subsidiary, no payment of principal (whether pursuant to a scheduled prepayment, scheduled installment payment or scheduled sinking fund payment, pursuant to acceleration or otherwise) shall be due, or shall be made, prior to the date on which all principal, interest, Make-Whole Amount, if any, and all other amounts owing under the Note Purchase Agreements or in respect of the Notes shall have been fully and finally paid, for all of which such Subsidiary shall be liable under its Subsidiary Guaranty; and

            (c) which Debt shall have applicable thereto such other subordination provisions as shall be in form and substance reasonably satisfactory to the Required Holders in order to fully subordinate such Debt and the rights and remedies of the holders thereof to the aforesaid obligations under the Note Purchase Agreements and under the Notes and to the rights and remedies of the holders of Notes under the Note Purchase Agreements and under the Notes.

      LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on the common law, statute or contract, and including, without limitation, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property. For the purposes hereof, the Company and each Subsidiary is deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

      MAKE-WHOLE AMOUNT -- means, with respect to any date of determination (a "Prepayment Date") and any principal amount ("Prepaid Principal") of Notes required for any reason to be paid prior to the regularly scheduled maturity thereof on such Prepayment Date, the greater of

            (a) Zero Dollars ($0), and

            (b) (i) the sum of the present values of the then remaining scheduled payments of principal and interest that would be payable in respect of such Prepaid Principal (but for such payment prior to the regularly scheduled maturity), provided that in making such calculation the entire amount of the first of such scheduled payments of interest shall be deemed to equal the amount of interest accrued on such Prepaid Principal from the Prepayment Date to the first scheduled interest payment date thereafter, minus

                  (ii)  such Prepaid Principal.

In determining such present values, a discount rate equal to the Make-Whole Discount Rate with respect to such Prepayment Date and Prepaid Principal divided by two (2), and a discount period of six (6) months of thirty (30) days each, shall be used.

As used in this definition:

            Make-Whole Discount Rate -- means, with respect to the calculation of the Make- Whole Amount in respect of any Prepayment Date and the Prepaid Principal, the sum of (a) two and fifty one-hundredths percent (2.50%) per annum plus (b) the Treasury Rate determined in respect of such calculation.

            Treasury Rate -- means, with respect to any Prepayment Date and the Prepaid Principal, (a) the bid yield reported as of 10:00 a.m., New York City time, on the second (2nd) Business Day prior to the Prepayment Date (which bid yield shall be rounded to the nearest three (3) decimal places), on the display page on the Bloomberg Financial Markets System (Page USD or such other display on the Bloomberg Financial Markets System as shall replace Page USD) providing the most current bid yields for "On The Run" United States Treasury securities with maturities corresponding to the remaining Weighted Average Life to Maturity of the Prepaid Principal (rounded to the nearest one-twelfth year) or (b) if and only if such Bloomberg Financial Markets System ceases to exist or fails to report such yield, the aforesaid bid yield as reported the Telerate Service (page 678 or such other display on the Telerate Service as shall replace page
      678), or (c) if both the Bloomberg Financial Markets System and the Telerate Service cease to exist or fail to report such bid yields, such aforesaid bid yield as reported on a reasonably comparable electronic service as may be designated by the Required Holders, or (d) if and only if such Bloomberg Financial Markets System and Telerate Service cease to exist or fail to report such aforesaid bid yield and the Required Holders shall fail to agree upon a comparable electronic service (or no other comparable electronic service exists), the per annum percentage rate (rounded to the nearest three (3) decimal places) equal to the bond equivalent yield to maturity derived from the annual yield to maturity of the United States Treasury obligation listed in the Applicable H.15 as of two (2) Business Days prior to such Prepayment Date for the then most recently available day in such Applicable H.15 with a Treasury Constant Maturity (as defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal determined as of such Prepayment Date or, if the Applicable H.15 is not available, then any other source of current information in respect of interest rates on the securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the Applicable H.15. If no maturity exactly corresponds to such rounded Weighted Average Life to Maturity of such Prepaid Principal, bid yields for the two (2) most closely corresponding published and "On The Run" maturities next above and below the rounded Weighted Average Life to Maturity of the Notes shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be shall be interpolated or extrapolated from such yields on a straight-line basis. If no United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to the Weighted Average Life to Maturity of such Prepaid Principal is listed, the yields for the two (2) published United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the second immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

            Applicable H.15 -- means, as of any date, United States Federal Reserve Statistical Release H.15(519) or its successor publication then most recently published and available to the public or, if no such successor publication is available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

            Weighted Average Life to Maturity -- means, with respect to any Prepayment Date and Prepaid Principal, the number of years obtained by dividing the Remaining Dollar- Years of such Prepaid Principal determined on such Prepayment Date by such Prepaid Principal.

            Remaining Dollar-Years -- means, with respect to any Prepayment Date and Prepaid Principal, the result obtained by

                  (a) multiplying, in the case of each required payment of
            principal (including payment at maturity) that would be payable in respect of such Prepaid Principal but for such prepayment,

                        (i) an amount equal to such required payment of
                  principal, by

                        (ii) the number of years (calculated to the nearest
                  one-twelfth (1/12) that will elapse between such Prepayment Date and the date such required principal payment would be due if such Prepaid Principal had not be so prepaid, and

                  (b) calculating the sum of each of the products obtained in the preceding subsection (a).

      MAKE-WHOLE DISCOUNT RATE -- has the meaning set forth in the definition of "Make-Whole Amount."

      MARGIN SECURITY -- means "margin stock" within the meaning of Regulations G and U, and "margin security" within the meaning of Regulation T, of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

      MATERIAL ADVERSE EFFECT -- means, with respect to any event or circumstances, an effect caused thereby, resulting therefrom or connected therewith that would be materially adverse as to, or in respect of, the business, prospects, profits, Properties, operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in the Note Purchase Agreements or the Notes.

      MULTIEMPLOYER PLAN -- means any multiemployer plan (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

      NET INCOME EXCLUDIBLE ITEMS -- for any period of the Company means each of the following items included in the net earnings (or loss) from continuing operations of the Company and the Subsidiaries before discontinued operations and extraordinary items, all as determined on a consolidated basis for such Persons for such period in accordance with GAAP:

            (a) any gain or loss arising from the sale of capital assets;

            (b) any gain arising from any write-up of assets;

            (c) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

            (d) earnings of any Person, substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;

            (e) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

            (f) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

            (g) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction;

            (h) any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

            (i) any portion of the net earnings of the Company that cannot be freely converted into Dollars.

      NET SECURITIES PROCEEDS -- means cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, from the issuance of any Securities of the Company after the Closing Date.

      1993 WARRANT AGREEMENT -- means the Warrant Agreement dated as of November 19, 1993, among the Company and the Existing Noteholders, as amended, and as such agreement may be further amended, supplemented or restated from time to time.

      1996 WARRANT AGREEMENT -- means the Warrant Agreement dated as of April 15, 1996, among the Company and the Existing Noteholders, as amended, and as such agreement may be further amended, supplemented or restated from time to time.

      NOTE PURCHASE AGREEMENTS -- Section 1.2(c).

      NOTES -- Section 1.1(c).

      OBSERVATION RIGHTS AGREEMENT -- means the Observation Rights Agreement dated as of November 19, 1993, among the Company, The Northwestern Mutual Life Insurance Company and John Hancock Mutual Life Insurance Company, as amended, and as such agreement may be further amended, supplemented or restated from time to time.

      OPERATING LEASE -- means, with respect to any Person, any lease of Property by such Person, as lessee, other than a Capitalized Lease.

      OTHER EXISTING NOTEHOLDERS --  Section 1.2(c).

      PBGC -- means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

      PENSION PLAN -- means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees or former employees of the Company or such ERISA Affiliate and which is subject to the provisions of Title IV of ERISA or subject to the minimum funding requirements of Section 412 of the IRC, but excluding, in any case, any Multiemployer Plan and any Retirement Plan.

      PERSON -- means an individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      PLACEMENT MEMORANDUM -- means the Confidential Private Placement Memorandum, together with all exhibits and appendices thereto, dated September 1993 and prepared by Donaldson, Lufkin & Jenrette Securities Corporation.

      PREFERRED STOCK -- means the class of capital stock of the Company designated as "Preferred Stock," having a par value $.001 per share, and enjoying the rights and preferences set forth in, and subject to the restrictions of, the certificate of incorporation of the Company.

      PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      PURCHASE MONEY LIEN -- means a Lien (including, without limitation, any Lien in respect of a Capitalized Lease) held by any Person (whether or not the seller of such Property) on Property constituting capital assets acquired or constructed by the Company or any Subsidiary after November 19, 1993, which Lien secures all or a portion of the related purchase price or construction costs of such Property, provided that such Lien

            (a) is created contemporaneously with, or within sixty (60) days after, such acquisition or construction, and

            (b) is not thereafter extended to any other Property.

      QUALIFIED SELLER DEBT -- means, at any time with respect to any Subsidiary that has delivered to the holders of the Notes at such time its Subsidiary Guaranty, unsecured Debt of such Subsidiary which (a) has been incurred by such Subsidiary in connection with any acquisition by such Subsidiary of the business, Property, or fixed assets of, or capital stock or other evidence of beneficial ownership of, any other Person, (b) is payable to the Person or Persons selling such business, Property, fixed assets or capital stock to such Subsidiary and (c) qualifies as Junior Subordinated Debt.

      REGISTRATION RIGHTS AGREEMENT -- means the Registration Rights Agreement dated November 19, 1993, among the Company, the Existing Noteholders, and the investors and security holders of the Company set forth on the signature pages thereto, as amended, and as such agreement may be further amended, supplemented or restated from time to time.

      REIMBURSEMENT UTILIZATION -- Section 6.1(c).

      REPLACEMENT JUNIOR SECURITIES -- means Securities of the Company, any successor, assign or representative of the Company acting for the benefit thereof in a reorganization, liquidation, arrangement, composition or other similar bankruptcy or debt adjustment proceeding or in a dissolution proceeding pursuant to authority, in each such case, granted by the court in such proceeding or any other Person acting in any such proceeding pursuant to authority granted by the court in such proceeding, the terms of payment, prepayment, prefunding, repurchase or redemption of which may not be on a more accelerated basis, in relation to Senior Debt (or any replacement Securities issued to holders of Senior Debt) than those of the Subordinated Debt with respect to which such replacement subordinated Securities are issued in relation to Senior Debt, which are

            (a) equity Securities (other than preferred stock),

            (b) equity Securities consisting of preferred stock the repurchase payments, redemption payments, dividend payments or other distribution rights in respect of which have been made subordinate (pursuant to the terms of such Securities or any applicable court order) to the Senior Debt and to the obligations held by the holders of Senior Debt (after such reorganization, liquidation, arrangement, composition, other bankruptcy or debt adjustment proceeding or dissolution) on terms substantially identical to the subordination provisions set forth in Section 10 (with such changes thereto which shall be necessary to adjust such provisions for the fact that the "Subordinated Debt" shall be preferred stock in respect of which the Company may have redemption, payment and distribution obligations and/or in respect of which the holders thereof may have redemption, payment and/or distribution rights); or

            (c) Debt Securities whose payment amounts and other rights have been made subordinate (pursuant to the terms of such Securities or any applicable court order) to the Senior Debt and to the obligations held by the holders of Senior Debt after, and obtained for such Senior Debt (in whole or part) in respect of, such reorganization, liquidation, arrangement, composition or other similar bankruptcy or debt adjustment proceeding or dissolution proceeding on terms substantially identical to the subordination provisions set forth in Section 10, provided that Replacement Junior Securities shall not be guaranteed or secured to an extent beyond the extent that the Subordinated Debt with respect to which such Replacement Junior Securities are issued is guaranteed or secured.

      REQUIRED HOLDERS -- means, at any time, the holders of fifty-one percent (51%) or more in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary, any Affiliate or any officer or director of any thereof).

      RESTRICTED PAYMENT -- means:

            (a) any dividend or other distribution, direct or indirect, on account of any shares of capital stock of the Company or any Subsidiary (other than on account of capital stock of a Subsidiary owned legally and beneficially by the Company or a Wholly- Owned Subsidiary) now or hereafter outstanding, whether in cash or other Property, except a dividend or other distribution payable solely in shares of common stock of such Person; and

            (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of the Company or any Subsidiary (other than on account of capital stock of a Subsidiary owned legally and beneficially by the Company or a Wholly-Owned Subsidiary) now or hereafter outstanding, or of any warrants, rights or options to acquire any shares of such stock.

      RETIREMENT PLAN -- means any "employee benefit plan," as defined in section 3 of ERISA, other than a Pension Plan or a Multiemployer Plan.

      REVOLVING CREDIT FACILITY -- means the Revolving Loans (as such term is defined in the Wells Fargo Credit Agreement) provided in the Wells Fargo Credit Agreement pursuant to which the lenders to the Company in respect of the Wells Fargo Credit Agreement have agreed to make advances to the Company from time to time.

      SEC -- means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

      SECURITIES ACT -- means the Securities Act of 1933, as amended, and all rules and regulations promulgated in connection therewith.

      SECURITY -- means "security" as defined by section 2(1) of the Securities Act.

      SENIOR CREDIT DOCUMENTS -- means the Wells Fargo Credit Agreement and all other documents and instruments in connection therewith, and, for purposes of avoidance of doubt, all documents and instruments evidencing or relating to any Debt which shall have extended, renewed, refunded or refinanced (either directly or successively) the original Wells Fargo Credit Agreement Debt.

      SENIOR DEBT -- means all of the payment obligations (whether outstanding on the Closing Date or Incurred thereafter) of the Company in respect of:

            (a) the outstanding principal amount of the Wells Fargo Credit Agreement Debt and all Reimbursement Utilizations thereunder, provided that if the aggregate of such principal so outstanding and such Reimbursement Utilizations shall exceed the result of (A) Forty-Five Million Dollars ($45,000,000) minus (B) the aggregate of repayments, prepayments and reductions of the Wells Fargo Credit Agreement Debt, as set forth in subsection 2.4 of the Wells Fargo Credit Agreement, such excess shall not constitute Senior Debt;

            (b) interest, if any, and premium, if any, on or in respect of the Debt referred to in clause (a) above;

            (c) the fees, if any (including, without limitation, commitment fees, agency fees and letter of credit fees), payable pursuant to the Wells Fargo Credit Agreement in respect of the Debt referred to in clause
      (a) above;

            (d) any other undertaking of the Company to Wells Fargo or any Successor Lender under the Senior Credit Documents with respect to the payment of costs of collection, attorneys' fees and any other out-of-pocket expenses incurred by any holder of Debt (or any agent in respect thereof) of the type referred to in clause (a) of this definition in connection with the enforcement of its rights and remedies with respect to such Debt, any collateral securing the same or any guaranties provided therefor, provided nothing in this clause (d) shall affect the limitation set forth in the proviso to clause (a) above;

            (e) any other out-of-pocket fees, costs and expenses of any holder of Debt (or any agent in respect thereof) under the Wells Fargo Credit Agreement in respect of the Debt referred to in clause (a) above; and

            (f) post-petition interest on the Debt referred to in clause (a) above accruing subsequent to the commencement of a proceeding under the Bankruptcy Code (whether or not allowed as a claim in such proceeding).

For purposes of the avoidance of doubt, this definition of Senior Debt shall not include (aa) trade accounts payable, (bb) any amount in respect of a claim or right of reimbursement owing from the Company to any holder of Debt (or any agent thereof) under or in respect of the Wells Fargo Credit Agreement arising from any right such holder (or such agent) may have to be, directly or indirectly, indemnified by the Company or arising from any tort or similar cause of action derived from the Wells Fargo Credit Agreement or any transaction contemplated thereunder or (cc) any obligation that is itself subordinated in any respect to any other obligations of the Company that constitutes Senior Debt.

      SENIOR DEFAULT -- Section 10.4.

      SENIOR FINANCIAL OFFICER -- means the chief financial officer, the principal accounting officer, the controller or the treasurer of the Company.

      SENIOR NONPAYMENT DEFAULT -- means, at any time, any "event of default" (after the expiration of any grace period in respect thereof and the giving of any notice with respect thereto) under, and as defined in, the Wells Fargo Credit Agreement arising under subsection 8.2, subsection 8.3 (provided that (a) with respect to any such event of default resulting from the failure of the Company to comply with subsection 6.1(iii) of the Wells Fargo Credit Agreement, such failure shall be a Senior Nonpayment Default only if the Company fails to deliver a Compliance Certificate (as such term is defined in the Wells Fargo Credit Agreement) (i) in respect of the fiscal quarter of the Company ended June 30, 1997, on or prior to August 12, 1997 and (ii) in respect of the fiscal year of the Company ended December 31, 1997, on or prior to February 12, 1998 and (b) any such event of default resulting from the failure of the Company to comply with subsection 6.17 of the Wells Fargo Credit Agreement shall not be a Senior Nonpayment Default), subsection 8.4 (to the extent, but only to the extent, that such default was directly caused by a breach of the representation contained in subsection 5.4 of the Wells Fargo Credit Agreement), subsection 8.6 through subsection 8.9 (inclusive), or subsection 8.11 through subsection 8.13 (inclusive) thereof, or any corresponding analogous provisions in existence after any modification, amendment or refinancing thereof.

      SENIOR NONPAYMENT DEFAULT BLOCKAGE PERIOD -- Section 10.4(b).

      SENIOR NONPAYMENT DEFAULT NOTICE -- Section 10.4(b).

      SENIOR OFFICER -- means the chairman of the board of directors, the chief executive officer, the chief operating officer, the president or the chief financial officer of the Company.

      SERIES A PREFERRED STOCK -- means the Preferred Stock designated as "Series A Preferred Stock."

      SERIES B NOTES -- Section 1.1(a).

      SIGNIFICANT HOLDER -- means, at any time, any Person holding Notes which, together with any Notes held by any of such Person's affiliates or subsidiaries, have an aggregate outstanding principal balance equal to or in excess of ten percent (10%) of the aggregate outstanding principal balance at such time of all Notes.

      SPECIAL INSURANCE COMPANY COUNSEL -- means Hebb & Gitlin, a Professional Corporation, which is acting as counsel for The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Trust plc (all of which are Existing Noteholders) in connection with the transactions contemplated by this Agreement.

      SUBORDINATED DEBT -- Section 10.1.

      SUBSIDIARY -- means, at any time, any corporation more than fifty percent (50%) of the total combined voting power of all classes of the Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or indirectly through any one or more Subsidiaries.

      SUBSIDIARY GUARANTY -- means, with respect to any Subsidiary, an unconditional guaranty of payment of such Subsidiary in respect of the obligations of the Company under the Notes and the Note Purchase Agreements, which guaranty shall be in form and substance reasonably satisfactory to the Required Holders and shall contain subordination provisions that are substantially identical to the subordination provisions set forth in Section 10 hereof (with only such changes thereto which shall be necessary to adjust such provisions for the fact that "Senior Debt" shall be the payment obligations arising under the guaranty issued by such Subsidiary in favor of the holders of Senior Debt pursuant to the Wells Fargo Credit Agreement and the "Subordinated Debt" shall be the indebtedness arising out of such Subsidiary Guaranty in favor of the holders of Notes).

      SUBSIDIARY STOCK -- Section 6.7(b).

      SUCCESSOR LENDER -- means any original or successor lender to the Company in respect of the Wells Fargo Credit Agreement Debt.

      SURVIVING CORPORATION -- Section 6.8(a).

      TERM LOAN FACILITY -- means the Term Loans (as such term is defined in the Wells Fargo Credit Agreement) provided in the Wells Fargo Credit Agreement pursuant to which the lenders to the Company in respect of the Wells Fargo Credit Agreement have agreed to make loans to the Company.

      TOTAL DEBT -- means, at any time, the aggregate amount of Debt of the Company and the Subsidiaries determined after elimination of intercompany items among such Persons and without duplicating liabilities in respect of any Guaranties issued by any Subsidiary for Debt of the Company hereunder or under the Wells Fargo Credit Agreement.

      TRANSFER -- Section 6.7(a).

      TRANSFER VALUE -- means, with respect to the Transfer of any Property of the Company or a Subsidiary, the current book value of such Property immediately prior to giving effect to such Transfer, provided for purposes of determining the book value of Property constituting Subsidiary Stock Transferred as provided in Section 6.7(b), such book value shall be deemed to be the aggregate book value of all Property of the Subsidiary that shall have issued such Subsidiary Stock.

      TURNED-OVER PROPERTY -- Section 10.2.

      UK SUBSIDIARY -- means Cerplex Ltd., a limited liability company formed under the laws of England and Wales, and any successors and assigns thereof.

      UK SUBSIDIARY DEBT -- means Debt of the UK Subsidiary

            (i) which is incurred to BT (A) under the Sale and Purchase Agreement dated as of July 29, 1994 among BT, the UK Subsidiary and the Company, as hereafter amended, supplemented or otherwise modified from time to time, (B) under the Contract for the electrical repair and calibration of certain items of BT equipment dated as of July 29, 1994 among BT, the UK Subsidiary and the Company, as hereafter amended, supplemented or otherwise modified from time to time, or (C) under or in relation to any other agreements or documents executed in connection with the agreements referenced in (A) and (B) above, as hereafter amended, supplemented or otherwise modified from time to time,

            (ii) which is incurred to any bank or other institutional lender that provides working capital financing to the UK Subsidiary, or

            (iii) which is incurred to any Person in the ordinary course of the UK Subsidiary's business.

Any direct or successive extension, renewal, refunding or refinancing, including, without limitation, reborrowing or reutilizing of such Debt, shall continue to be deemed to be UK Subsidiary Debt for purposes of this Agreement.

      VOTING STOCK -- means capital stock of any one or more classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

      WARRANT AGREEMENT -- means the collective reference to the 1993 Warrant Agreement and the 1996 Warrant Agreement.

      WARRANT CERTIFICATES -- has the collective meaning assigned to such term in the Warrant Agreements.

      WARRANTS -- has the collective meaning assigned to such term in the Warrant Agreements.

      WELLS FARGO -- means Wells Fargo Bank, National Association, and any successors and assigns thereof.

      WELLS FARGO ADJUSTED CREDIT LIMIT --  means, at any time, the sum of

            (a) accrued and unpaid interest in respect of the Wells Fargo Credit Agreement Debt, fees payable pursuant to the Wells Fargo Credit Agreement, and reasonable costs and expenses incurred under the Wells Fargo Credit Agreement at such time plus

            (b) the Wells Fargo Credit Limit determined at such time.

      WELLS FARGO CREDIT AGREEMENT -- has the meaning assigned to such term in the definition of "Wells Fargo Credit Agreement Debt" in this Section 9.1.

      WELLS FARGO CREDIT AGREEMENT DEBT -- means the collective reference to Debt of the Company and its Subsidiaries, in respect of the Revolving Credit Facility and the Term Loan Facility, to Wells Fargo, the other financial institutions for which Wells Fargo acts as administrative agent and any Successor Lenders incurred or arising (a) under the Credit Agreement dated as of October 12, 1994, between the Company, Wells Fargo and the other financial institutions listed on the signature pages thereof, as heretofore and hereafter amended, supplemented or otherwise modified from time to time and (b) under or in relation to any other agreements or documents executed in connection with, and as contemplated by, such Credit Agreement, as heretofore and hereafter amended, supplemented or otherwise modified from time to time (such agreement and such other agreements and documents being referred to collectively as the "WELLS FARGO CREDIT AGREEMENT"). Any direct or successive modification, extension, renewal, refunding or refinancing, including, without limitation, any reborrowing or reutilizing, of such Debt shall continue to be deemed to be Wells Fargo Credit Agreement Debt for purposes of this Agreement (whether the lenders in respect thereof are Wells Fargo, the other financial institutions for which Wells Fargo acts as administrative agent and/or one or more Successor Lenders). Any written agreement entered into between the Company or any Subsidiary and one or more of Wells Fargo, the other financial institutions for which Wells Fargo acts as administrative agent or any Successor Lender in connection with the direct or successive extension, renewal, refunding or refinancing of Wells Fargo Credit Agreement Debt shall be deemed included within the defined term "Wells Fargo Credit Agreement."

      WELLS FARGO CREDIT LIMIT -- means the result of (a) Forty-Five Million Dollars ($45,000,000) minus (b) the aggregate of repayments, prepayments and reductions of the Wells Fargo Credit Agreement Debt, as set forth in subsection
2.4 of the Wells Fargo Credit Agreement.

      WHOLLY-OWNED SUBSIDIARY -- means, at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Company and the other Wholly-Owned Subsidiaries at such time.

      9.2   GAAP.

      Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose

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hereunder, it shall, unless otherwise specified, be done in accordance with
GAAP, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term was defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

      9.3   DIRECTLY OR INDIRECTLY.

      Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

      9.4   SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

            (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless otherwise specified, references to Sections are to Sections of this Agreement, references to Annexes are to Annexes to this Agreement and references to Exhibits are to Exhibits to this Agreement.

            (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

      9.5   GOVERNING LAW.

      THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

10.   SUBORDINATION

      10.1  NOTES SUBORDINATE TO SENIOR DEBT.

      The Company covenants and agrees, and each holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 10, all Subordinated Debt is hereby expressly made, and shall be, subordinate and subject in right of payment to the prior payment in full, in cash, of all Senior Debt. The term "SUBORDINATED DEBT" shall mean all indebtedness now or hereafter existing under this Agreement and the Notes, together with all interest and Make-Whole Amount (if any) thereon and all other amounts payable in respect thereof, including fees, costs and expenses of the holders of the Notes to be reimbursed by the Company hereunder, interest at the Default Rate and post-petition interest, if any.

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      10.2  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

      In the event of

            (a) any insolvency or bankruptcy case or proceeding or other similar case or proceeding under any federal or state bankruptcy or similar law (including, without limitation, the Bankruptcy Code), or any receivership, liquidation, arrangement, relief, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or

            (b) any liquidation, dissolution, reorganization, compromise, arrangement, adjustment, protection, composition, relief or other winding up of the Company or its debts, whether voluntary or involuntary and whether or not involving any insolvency or bankruptcy or any case or proceeding of any kind, or

            (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company,

then and in each such event the holders of Senior Debt shall be entitled to receive payment in full, in cash, of all amounts due or to become due on or in respect of all Senior Debt, before the Company may make, and before any holder of Subordinated Debt is entitled to receive or retain, any payment or distribution of any kind or character (whether in cash, Securities or other Property) on account of any Subordinated Debt, except as otherwise provided in this Section 10.2, and to that end the holders of Subordinated Debt agree to promptly pay over or deliver, or cause to be paid over or delivered, to the holders of Senior Debt (or any agent thereof) (for the pro rata benefit to each such holder on the basis of the respective amounts of such Senior Debt held by such holder) any payment or distribution of any kind or character, whether in the form of

                  (i)   cash,

                  (ii)  Securities other than Replacement Junior Securities, or

                  (iii) other Property other than Replacement Junior Securities

            (such Securities other than Replacement Junior Securities and such Property other than Replacement Junior Securities, as described in clause (ii) and clause (iii), being herein referred to as "TURNED-OVER PROPERTY").

      The holders of Subordinated Debt shall not be obligated to deliver to the holders of Senior Debt any Replacement Junior Securities or any income, dividends or distributions in respect thereof. To the extent that the holders of Subordinated Debt deliver Turned-Over Property to the holders of Senior Debt (or their agent), there shall be no reduction in the amount of Senior Debt outstanding solely by virtue of such delivery and the holders of Senior Debt (or their agent) shall hold such Turned-Over Property as additional security for the Senior Debt and shall proceed to, in a commercially reasonable manner, dispose of such Turned-Over Property for a cash consideration and shall apply such cash consideration (net of the out-of-pocket costs of such disposition) to the Senior Debt. In disposing of such Turned-Over Property, the holders

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of Senior Debt (or their agent) shall use their (or its) reasonable commercial judgment as to when to consummate such disposition, provided that the holders of Senior Debt shall not be required to dispose of Turned-Over Property if they reasonably determine that they are unable to dispose of it in a commercially reasonable manner, or if the holders of Subordinated Debt are not willing to stipulate to the commercial reasonableness of a proposed disposition.

      Each holder of Subordinated Debt shall duly and promptly take such action as is reasonably necessary to file appropriate claims or proofs of claims in any such proceedings referred to in this Section 10.2 and to execute and deliver such other instruments and take such other actions as may be reasonably necessary to prove or realize upon such claims and to have the proceeds of such claims paid as provided in this Section 10.2, and, in the event any holder of Subordinated Debt shall not have made any such filing on or prior to the date thirty (30) days before the expiration of the time for such filing or shall not have timely executed or delivered any such other instruments and taken such other actions, the holders of Senior Debt, acting through an agent or otherwise, are hereby irrevocably authorized and empowered (but shall have no obligation) to, as the agent and attorney-in-fact for such holder for the specific and limited purpose set forth in this paragraph, file such proof of claim for or on behalf of such holder, execute and deliver such other instrument for or on behalf of such holder and take such other action necessary under applicable law to collect any amounts due in respect of such claim in such proceeding. Anything contained in this paragraph notwithstanding, the right to vote any claim or claims in respect of any Subordinated Debt in connection with any proceedings referred to in this Section 10.2 is exclusively reserved to the holder of such Subordinated Debt.

      10.3  PRIOR PAYMENT TO SENIOR DEBT UPON ACCELERATION OF NOTES.

      In the event that any Subordinated Debt is declared due and payable before its stated maturity, then and in such event the holders of Senior Debt outstanding at the time such Subordinated Debt so becomes due and payable shall be entitled to receive payment in full, in cash, of all amounts due or to become due on or in respect of such Senior Debt, before the Company may make, and before any holder of Subordinated Debt is entitled to receive or retain, any direct or indirect payment or distribution of any kind or character, whether in cash, Securities or other Property, on account of any Subordinated Debt. All payments in respect of the Subordinated Debt postponed under this Section 10.3 shall be immediately due and payable upon the termination of such postponement (together with such additional interest as is provided herein and in the Notes for late payment of principal and/or interest).

      10.4  DEFAULT OR ACCELERATION IN RESPECT OF SENIOR DEBT.

            (a) PAYMENT DEFAULT. In the event the Company shall default in the payment of any principal of, premium, if any, or interest on, or any fees in respect of, any Senior Debt when the same shall have become due and payable, whether at maturity, at a date fixed for prepayment or otherwise, then, unless and until such default shall have been cured or waived in a writing received by the Company or shall have ceased to exist or all such payments shall have been made in full in cash, no direct or indirect payment or distribution of any kind or character (in cash, Securities or other Property or otherwise) shall be made or agreed to be made on or in respect of any Subordinated Debt. All payments in respect of the Subordinated Debt postponed under this clause (a) shall be immediately due and payable upon the termination of such postponement (together with

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
      such additional interest as is provided herein and in the Notes for late payment of principal and/or interest).

            (b) NONPAYMENT DEFAULT. In the event and during the continuance of any Senior Nonpayment Default in respect of any Senior Debt and prior to the declaration of such Senior Debt to be due and payable prior to its stated maturity, the holders of such Senior Debt may give to both the Company and each holder of Subordinated Debt written notice referring to the Notes and this Agreement and specifying that it is a notice of a Senior Nonpayment Default (a "SENIOR NONPAYMENT DEFAULT NOTICE") and, thereafter, no payment or distribution of any kind or character (whether in cash, Securities or other Property) shall be made on or in respect of any Subordinated Debt, and no holder of Subordinated Debt shall take or receive or retain from the Company, directly or indirectly, in cash, Securities or other Property or by way of set-off or in any other manner, payment of all or any of the Subordinated Debt during the period (a "SENIOR NONPAYMENT DEFAULT BLOCKAGE PERIOD") commencing on the date of receipt by both the Company and each holder of Subordinated Debt of such notice and ending on the earliest of (i) the date of the repayment in full in cash of such Senior Debt, (ii) the date on which such Senior Debt shall have been declared due and payable prior to its stated maturity, (iii) the date on which such Senior Nonpayment Default shall have been cured or waived and written notice thereof received by the Company, (iv) the date on which such holders of such Senior Debt, acting through an agent or otherwise, shall have delivered to the Company and each holder of Subordinated Debt a notice referring to the Notes and the immediately preceding Senior Nonpayment Default Notice and stating that such Senior Nonpayment Default Notice has been withdrawn, or (v) the one hundred eightieth (180th) day following the giving of such Senior Nonpayment Default Notice pursuant to this clause (b). Any number of Senior Nonpayment Default Notices may be given, provided that (i) only one Senior Nonpayment Default Notice may be given with respect to any single occurrence of a Senior Nonpayment Default and (ii) no Senior Nonpayment Default Notice shall be effective at any time to prevent any payment from being made by or on behalf of the Company for or on account of any Subordinated Debt (and any such Senior Nonpayment Default Notice shall be or become null and void ab initio) if, within the three hundred sixty-five
      (365) day period ending immediately prior to the date on which such Senior Nonpayment Default Notice shall have been delivered to the Company and each holder of Subordinated Debt, a Senior Nonpayment Default Blockage Period was in effect for all or part of such period. All payments in respect of the Subordinated Debt postponed during any Senior Nonpayment Default Blockage Period shall be immediately due and payable upon the termination thereof (together with such additional interest at the Default Rate as is provided herein and in the Notes).

            (c) ACCELERATION OF SENIOR DEBT. In the event that the holders of any Senior Debt shall declare such Senior Debt to be due and payable prior to its stated maturity, no payment or distribution of any kind or character (whether in cash, Securities or other Property) shall be made on or in respect of any Subordinated Debt, and no holder of Subordinated Debt shall take or receive or retain from the Company or any Subsidiary, directly or indirectly, in cash, Securities or other Property or by way of set-off or in any other manner, payment of all or any of the Subordinated Debt until the earlier of (i) the payment in full, in cash, of such Senior Debt or (ii) the rescission or termination of such declaration. All payments in respect of the Subordinated Debt postponed under this

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      clause (c) shall be immediately due and payable upon the termination of such postponement (together with such additional interest as is provided herein and in the Notes for late payment of principal and/or interest).

            (d) REPLACEMENT JUNIOR SECURITIES. Nothing in this Section 10.4 shall prohibit the holders of Subordinated Debt from accepting and retaining any Securities that would otherwise qualify as Replacement Junior Securities but for the fact that they were not issued pursuant to court authority in a reorganization, liquidation, arrangement, composition or other similar bankruptcy or debt adjustment proceeding or a dissolution proceeding, provided that such Replacement Junior Securities shall not be guaranteed or secured to an extent beyond the extent that the Subordinated Debt is guaranteed or secured.

      10.5  PAYMENT PERMITTED.

      Nothing contained in this Section 10 or elsewhere in this Agreement or in any of the Notes shall prevent the Company from making, or any holder of Subordinated Debt from accepting, at any time except as expressly provided in
Section 10.2, Section 10.3 or Section 10.4, payments of principal of (and Make-Whole Amount, if any) or interest on the Notes and other payments in respect thereof in accordance with the terms thereof.

      10.6  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.

      The holders of Subordinated Debt shall be subrogated to the rights of the holders of Senior Debt at the time outstanding to receive payments and distributions of cash, Securities or other Property applicable to the Senior Debt until all amounts payable for or on account of Subordinated Debt shall be paid in full; provided, however, that no payment or distribution to any holder of Senior Debt pursuant to this Section 10 shall entitle any holder of Subordinated Debt to exercise any rights of subrogation in respect thereof until all of such Senior Debt of such holder shall have been paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, Securities or other Property to which the holders of the Subordinated Debt would be entitled except for the provisions of this
Section 10, shall, as among the Company, its creditors (other than holders of Senior Debt) and the holders of the Subordinated Debt, be deemed to be a payment or distribution by the Company to or on account of Senior Debt.

      10.7  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

      The provisions of this Section 10 are and are intended solely for the purpose of defining the relative rights of the holders of Subordinated Debt on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Section 10 or elsewhere in this Agreement or in the Notes is intended to or shall

            (a) impair, as among the Company and the holders of Subordinated Debt, the obligation of the Company, which is absolute and unconditional, to pay to the holders of Subordinated Debt the principal of (and Make-Whole Amount, if any), interest on, and all other amounts payable with respect to, the Notes as and when the same shall become due and payable in accordance with the terms of this Agreement, it being understood that

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      any postponement of such payments pursuant to the express terms of this
      Section 10 shall be limited to such express terms and shall not be an impairment of such obligation,

            (b) affect the relative rights against the Company of the holders of the Subordinated Debt and creditors of the Company (other than the holders of Senior Debt),

            (c) notwithstanding any postponement of payments or "blockage period" pursuant to this Section 10, prevent the holder of any Subordinated Debt from exercising any or all rights or remedies otherwise permitted by applicable law upon a Default or Event of Default under this Agreement, subject to the rights under the provisions of Section 10.2,
      Section 10.3 and Section 10.4 of the holders of Senior Debt to receive cash, Securities or other Property otherwise payable or deliverable to the holders of Subordinated Debt or

            (d) notwithstanding any postponement of payments or "blockage period" pursuant to this Section 10, restrict or otherwise impair the right of the holders of Subordinated Debt to, in accordance with the terms of this Agreement, declare the Subordinated Debt to be due and payable prior to its stated maturity upon the occurrence of an Event of Default.

      10.8  AGREEMENT TO EFFECTUATE SUBORDINATION.

            (a) CONFIRMATION OF SUBORDINATION. Each holder of Subordinated Debt by its acceptance thereof agrees to take such action as may be reasonably necessary or appropriate to effectuate, as between the holders of Senior Debt and such holder of Subordinated Debt, the subordination provided in this Section 10, including, without limitation, executing a written confirmation of the subordination provided for in this Section 10, substantially in the form thereof set forth on Exhibit G and delivering the same to any holder of Senior Debt requesting the same. In connection with any such confirmation, the Company shall also sign and deliver a copy thereof. All expenses of any holder of Subordinated Debt incurred in connection with the preparation, execution and delivery of any such confirmation or otherwise complying with this Section 10.8(a) shall be paid by the Company.

            (b) MODIFICATION OF THIS SECTION 10. The provisions of this Section 10 (including, without limitation, this Section 10.8) may not be amended, modified or waived without the prior written consent of all the holders of Senior Debt. The provisions set forth in this Section 10 constitute a continuing agreement and shall (i) be and remain in full force and effect at any time, and from time to time, during which any Senior Debt shall remain outstanding, (ii) be binding upon the holders of Subordinated Debt and the Company and its successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable, in accordance with the terms hereof, directly by, each of the holders of the Senior Debt and their respective successors, transferees and assigns, against the holders of Subordinated Debt and the Company.


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      10.9  NO WAIVER OF SUBORDINATION PROVISIONS.

            (a) FAILURE TO ACT. No right of any holder of any Senior Debt to enforce its rights under this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b) SENIOR DEBT MODIFICATIONS. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to any holder of Subordinated Debt, without incurring responsibility to any holder of Subordinated Debt and without impairing or releasing the subordination provided in this Section 10 or the obligations hereunder of any holder of Subordinated Debt to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release, not perfect or otherwise deal with any Property pledged, assigned or mortgaged to secure, or otherwise securing, Senior Debt; (iii) as holders of Senior Debt, exercise or refrain from exercising any rights against the Company and any other Person, and (iv) apply any sums from time to time received to the payment of the Senior Debt. The holders of Subordinated Debt waive any right to require the holders of Senior Debt to marshal any assets in favor of the holders of Subordinated Debt or against or in payment of any or all of the Senior Debt. The holders of Subordinated Debt waive any defense or claim they may have in respect of the rights of the holders of Senior Debt under this Section 10 arising by reason of any election of remedies by any holder of Senior Debt which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes the subrogation rights of the holders of Subordinated Debt or any other right of such holders to proceed against the Company under or in connection with this Section 10.

      10.10 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

      Upon any payment or distribution of assets of the Company referred to in this Section 10, the holders of Subordinated Debt shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the holders of Subordinated Debt, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10.




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      10.11 PROHIBITED PAYMENTS HELD IN TRUST.

      In the event that, notwithstanding the provisions of this Section 10 and in contravention thereof, the Company shall make, or any holder of Subordinated Debt shall receive or retain, any payment or distribution of the Company's assets of any kind or character, whether in cash, Securities or other Property, then and in such event such payment or distribution shall be received and held by such holder of Subordinated Debt in trust for the benefit of the holders of Senior Debt and, promptly upon receipt of a written demand therefor from any one or more of the holders of Senior Debt, shall be paid over or delivered to the holders of Senior Debt (for the pro rata benefit to each such holder on the basis of the respective amounts of such Senior Debt held by such holder) for application to the payment or prepayment in full of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, provided that, with respect to any such payment or distribution, no such payment or delivery thereof shall be required under this Section 10.11 and the holders of Subordinated Debt shall be entitled to retain any such payment and distribution and apply it to their respective Subordinated Debt, if such holder shall not have received the aforesaid written demand within ninety (90) days of receipt of such payment or distribution.

      10.12 MISCELLANEOUS.

      The holders of Subordinated Debt and the Company confirm their understanding that this Section 10 is not, and is not to be construed as, a commitment or agreement by any holder of Senior Debt to continue financing arrangements with the Company. Any holder of Senior Debt may terminate such arrangements at any time in accordance with the terms and provisions of the Senior Credit Documents in respect thereof. If, after payment of any Senior Debt, the Company becomes liable to the holder thereof on account of any payment made in respect thereof being returned by such holder or being reversed, set aside or recovered by the Company or any trustee or assignee for the Company, the provisions of this Section 10 shall thereupon in all respects become effective with respect to such subsequent or reinstated Senior Debt without the necessity of any further act or agreement between the holder thereof, the Company and the holders of Subordinated Debt. The Company shall promptly inform each holder of Senior Debt of any Default or Event of Default hereunder.

      10.13 ADDITIONAL SENIOR DEBT.

      Upon the incurrence by the Company of any additional Senior Debt or upon the Company's being informed of any new holder of Senior Debt, the Company shall promptly inform the holders of Subordinated Debt of the names and addresses of the Person or Persons holding such Senior Debt. Upon the Company's being informed of the change in the addresses of any holder or holders of Senior Debt, the Company shall promptly inform the holders of Subordinated Debt of the same.


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11.   MISCELLANEOUS

      11.1  COMMUNICATIONS.

            (a) METHOD; ADDRESS. All communications hereunder or under the Notes shall be in writing, shall be (y) hand delivered or deposited into the United States mail (registered or certified mail), postage prepaid and (z) sent by overnight courier of national or international reputation or by facsimile transmission, and shall be addressed,

                  (i)   if to the Company,

                              The Cerplex Group, Inc.
                              1382 Bell Avenue
                              Tustin, California  92680
                              Attention:  Chief Executive Officer
                              Facsimile:  (714) 258-0730

                              (with a copy to:

                                   Brobeck, Phleger & Harrison
                                   4675 MacArthur Court, Suite 1000
                                   Newport Beach, California 92660
                                   Attention: Frederic A. Randall, Jr., Esq.
                                   Facsimile: (714) 752-7522

                              provided that the failure to provide any such copy shall in no way affect the validity or effectiveness of any communication to the Company for purposes of this Agreement)

      or at such other address as the Company shall have furnished in writing to all holders of the Notes at the time outstanding, and

                  (ii)  if to any of the holders of the Notes,

                        (A) if such holders are the Existing Noteholders, at
                  their respective addresses set forth in Annex 1, and further including any parties referred to in Annex 1 that are required to receive notices in addition to such holders of the Notes, and

                        (B) if such holders are not the Existing Noteholders, at
                  their respective addresses set forth in the register for the registration and transfer of Notes maintained pursuant to
                  Section 5.1,

      or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 11.1 to the Company (which other address shall be entered in such register).


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            (b) WHEN GIVEN. Any communication so addressed and deposited in the
      United States mail, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be received on the third (3rd) succeeding Business Day after the day of such deposit (not including the date of such deposit). Any communication so addressed and otherwise delivered shall be deemed to be received when actually received at the address of the addressee.

      11.2  REPRODUCTION OF DOCUMENTS.

      The Financing Documents and all documents relating thereto, including, without limitation,

            (a) consents, waivers and modifications that may hereafter be executed,

            (b) documents received by you at the original closing of your purchase of the Existing Notes and at the closing of the substitution of the Notes for the Existing Notes (except the Existing Notes, the Notes and the Warrant Certificates themselves), and

            (c) financial statements, certificates and other information previously or hereafter furnished to you or any other holder of Notes or Warrants,

may be reproduced by any holder of Notes or Warrants by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes or Warrants may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes or Warrants in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 11.2 shall prohibit the Company or any holder of Notes or Warrants from contesting the validity or the accuracy of any such reproduction.

      11.3  SURVIVAL.

      All warranties, representations, certifications and covenants made by the Company in any Financing Document or in any certificate or other instrument delivered by it or on its behalf thereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes and the Warrant Certificates regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

      11.4  SUCCESSORS AND ASSIGNS.

      This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign.

      11.5  AMENDMENT AND WAIVER.

            (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of Section 1 through Section 4, inclusive, or any defined term used therein, shall be effective as to any holder of Notes unless consented to by such holder in writing; and provided further that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding,

                  (i) subject to Section 8, change the amount or time of any prepayment or payment of principal or Make-Whole Amount or the rate or time of payment of interest,

                  (ii) change Section 8 or Section 10,

                  (iii) change the definition of Required Holders or Senior Debt
            (or any of the definitions used, directly or indirectly, to define such definitions), or

                  (iv) change this Section 11.5.

            (b)   SOLICITATION OF NOTEHOLDERS.

                  (i) SOLICITATION. The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 11.5 shall be delivered by the Company to each holder of outstanding Notes immediately following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

                  (ii) PAYMENT. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

                  (iii) SCOPE OF CONSENT. Any consent made pursuant to this
            Section 11.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

            (c) BINDING EFFECT. Except as provided in Section 11.5(b)(iii), any amendment or waiver consented to as provided in this Section 11.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

            Anything contained herein to the contrary notwithstanding, the Company shall not agree to any modification or amendment to section 7.5 of the Wells Fargo Credit Agreement that would prohibit any prepayment hereunder in respect of a Change in Control or that would effectively prohibit during the stated term thereof any scheduled payment of principal as set forth in Section 4.2 hereof.

      11.6  PAYMENTS ON NOTES.

            (a) MANNER OF PAYMENT. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to payments as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to
      Section 5.1.

            (b) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due, provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following (or preceding) Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment and the amount of the next succeeding interest payment shall be adjusted accordingly.

            (c) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the

      Business Day such payment actually becomes available to such holder at such holder's bank in the United States of America prior to 11:00 a.m. (local time of such bank).

      11.7  ENTIRE AGREEMENT; SEVERABILITY.

      This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms. In case any one or more of the provisions contained in this Agreement or in any Note, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

      11.8  DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

      Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

     [REMAINDER OF PAGE INTENTIONALLY BLANK; NEXT PAGE IS SIGNATURE PAGE.]

      If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.

                                        Very truly yours,

                                        THE CERPLEX GROUP, INC.



                                        By
                                          ----------------------------
                                          Name:
                                          Title:


[SEPARATELY EXECUTED BY EACH OF
 THE EXISTING NOTEHOLDERS]

Accepted:

[NAME OF EXISTING NOTEHOLDER]



By
  ----------------------------
  Name:
  Title:




        [Signature Page to Amended and Restated Note Purchase Agreement
                          of THE CERPLEX GROUP, INC.]

                                    ANNEX 1
                    INFORMATION AS TO EXISTING NOTEHOLDERS


================================================================================
NOTEHOLDER NAME                THE NORTHWESTERN MUTUAL LIFE INSURANCE
                               COMPANY
--------------------------------------------------------------------------------
Name in which to register      The Northwestern Mutual Life Insurance Company
Note(s)
--------------------------------------------------------------------------------
Note registration number;      R-1; $8,250,000
Principal amount
--------------------------------------------------------------------------------
Payment on account of
Note(s)

      Method                   Federal Funds Wire Transfer

      Account information      Bankers Trust Company
                               16 Wall Street
                               Insurance Unit - 4th Floor
                               New York, New York 10005
                               ABA #0210-01033

                               For the account of: The Northwestern Mutual Life
                               Insurance Company
                               Account No.: 00-000-027
--------------------------------------------------------------------------------
Accompanying information       Name of Company:  The Cerplex Group, Inc.

                               Description of
                               Security:         9.50% Senior Subordinated Notes
                                                 due November 19, 2001

                               PPN:              15678@ AC 1

                               Confirmation of principal balance and due date
                               and application (as among principal, Make-Whole
                               Amount and interest) of the payment being made:
--------------------------------------------------------------------------------
Address for notices related    The Northwestern Mutual Life Insurance Company
to payments                    720 East Wisconsin Avenue
                               Milwaukee, WI 53202

                               Attention: Treasurer's Department/Securities
                                          Operations
--------------------------------------------------------------------------------
Address for all other notices  The Northwestern Mutual Life Insurance Company
                               720 East Wisconsin Avenue
                               Milwaukee, WI 53202
                               Attention: Securities Department
--------------------------------------------------------------------------------


                                    Annex 1-1

================================================================================
NOTEHOLDER NAME                THE NORTHWESTERN MUTUAL LIFE INSURANCE
                               COMPANY
--------------------------------------------------------------------------------
Name and telephone             Peter Keehn
number for telephonic          Phone:  (414) 299-5023
advices pursuant to            Fax:  (414) 299-7124
Section 4.4.
--------------------------------------------------------------------------------
Tax identification number      39-0509570
================================================================================




                                    Annex 1-2

================================================================================
NOTEHOLDER NAME                JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Name in which to register      John Hancock Mutual Life Insurance Company
Note(s)
--------------------------------------------------------------------------------
Note registration number;      R-2; $3,000,000
Principal amount
--------------------------------------------------------------------------------
Payment on account of
Note(s)

      Method                   Federal Funds Wire Transfer

      Account information      The First National Bank of Boston
                               ABA No. 011000390
                               100 Federal Street
                               Boston, Massachusetts 02110
                               Attention:  Insurance Division

                               For the account of: John Hancock Mutual Life
                               Insurance Company
                               Account No.: 279-80008
                               On order of: The Cerplex Group, Inc.

--------------------------------------------------------------------------------
Accompanying information       Name of Company:  The Cerplex Group, Inc.

                               Description of
                               Security:         9.50% Senior Subordinated Notes
                                                 due November 19, 2001

                               PPN:              15678@ AC 1

                               Confirmation of principal balance and due date
                               and application (as among principal, Make-Whole
                               Amount and interest) of the payment being made:
--------------------------------------------------------------------------------
Address for notices related    John Hancock Mutual Life Insurance Company
to payments                    John Hancock Place
                               200 Clarendon Street
                               Boston, Massachusetts 02117

                               Attention: Portfolio Management & Investment
                                          Services T-56
--------------------------------------------------------------------------------




                                  Annex 1-3

================================================================================
NOTEHOLDER NAME                JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Address for all other notices  John Hancock Mutual Life Insurance Company
                               John Hancock Place
                               200 Clarendon Street
                               Boston, Massachusetts 02117
                               Attention: Bond and Corporate Finance Department
                               T-57
                               Fax No.: (617) 572-1606
--------------------------------------------------------------------------------
Name and telephone             D. Dana Donovan
number for telephonic          Phone:  (617) 572-9626
advices pursuant to            Fax:  (617) 572-1606
Section 4.4.
--------------------------------------------------------------------------------
Tax identification number      04-1414660
================================================================================




                                    Annex 1-4

================================================================================
NOTEHOLDER NAME                JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Name in which to register      John Hancock Mutual Life Insurance Company
Note(s)
--------------------------------------------------------------------------------
Note registration number;      R-3; $5,250,000
Principal amount
--------------------------------------------------------------------------------
Payment on account of
Note(s)

      Method                   Federal Funds Wire Transfer

      Account information      The First National Bank of Boston
                               ABA No. 011000390
                               100 Federal Street
                               Boston, Massachusetts 02110
                               Attention:  Insurance Division

                               For the account of: John Hancock Mutual Life
                               Insurance Company - GBSA Account
                               Account No.: 535-84164
                               On order of: The Cerplex Group, Inc.
--------------------------------------------------------------------------------
Accompanying information       Name of Company:  The Cerplex Group, Inc.

                               Description of
                               Security:         9.50% Senior Subordinated Notes
                                                 due November 19, 2001

                               PPN:              15678@ AC 1

                               Confirmation of principal balance and due date
                               and application (as among principal, Make-Whole
                               Amount and interest) of the payment being made:
--------------------------------------------------------------------------------
Address for notices related    John Hancock Mutual Life Insurance Company
to payments                    John Hancock Place
                               200 Clarendon Street
                               Boston, Massachusetts 02117

                               Attention: Portfolio Management & Investment
                                          Services T-56
--------------------------------------------------------------------------------




                                    Annex 1-5

================================================================================
NOTEHOLDER NAME                JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Address for all other notices  John Hancock Mutual Life Insurance Company
                               John Hancock Place
                               200 Clarendon Street
                               Boston, Massachusetts 02117
                               Attention: Bond and Corporate Finance Department
                                          T-57
                               Fax No.: (617) 572-1606
--------------------------------------------------------------------------------
Name and telephone             D. Dana Donovan
number for telephonic          Phone:  (617) 572-9626
advices pursuant to            Fax:  (617) 572-1606
Section 4.4.
--------------------------------------------------------------------------------
Tax identification number      04-1414660
================================================================================




                                    Annex 1-6

================================================================================
NOTEHOLDER NAME                NORTH ATLANTIC SMALLER COMPANIES TRUST PLC
--------------------------------------------------------------------------------
Name in which to register      Bank of Scotland London Nominees Limited
Note(s)
--------------------------------------------------------------------------------
Note registration number;      R-4; $750,000
Principal amount
--------------------------------------------------------------------------------
Payment on account of
Note(s)

      Method                   Federal Funds Wire Transfer

      Account information      Bank of Scotland
                               38 Threadneedle St.
                               London, England EC2P-2EH
                               Account # 58695 USD01
                               Attention: Richard Anderson
                                      (telephone no. 011-44-171-601-6799)

                               (Call Ivor Davis at J.O. Hambro & Co., Ltd. with any questions: telephone no. 011-44-171-222-2020)

                               Reference: North Atlantic Smaller Companies
                                          Investment Trust
--------------------------------------------------------------------------------
Accompanying information       Name of Company:  The Cerplex Group, Inc.

                               Description of
                               Security:         9.50% Senior Subordinated Notes
                                                 due November 19, 2001

                               PPN:              15678@ AC 1

                               Confirmation of principal balance and due date
                               and application (as among principal, Make-Whole
                               Amount and interest) of the payment being made:
--------------------------------------------------------------------------------
Address for notices related    North Atlantic Smaller Companies Trust PLC
to payments                    c/o J.O. Hambro & Co., Ltd.
                               10 Park Place
                               London, England SW1A1LP
                               Attention:  Mr. Christopher Mills
                               Facsimile:  011-44-171-233-1503
--------------------------------------------------------------------------------




                                    Annex 1-7

================================================================================
NOTEHOLDER NAME                NORTH ATLANTIC SMALLER COMPANIES TRUST PLC
--------------------------------------------------------------------------------
Address for all other notices  North Atlantic Smaller Companies Trust PLC
                               c/o J.O. Hambro & Co., Ltd.
                               10 Park Place
                               London, England SW1A1LP
                               Attention:  Mr. Christopher Mills
                               Facsimile:  011-44-171-233-1503
--------------------------------------------------------------------------------
Name and telephone             Mr. Christopher Mills
number for telephonic          Telephone:  011-44-171-222-2020
advices pursuant to
Section 4.4.
--------------------------------------------------------------------------------
Tax identification number N.A.
================================================================================




                                    Annex 1-8

                                    ANNEX 2
                AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT


Amendment No. 1 to Note Purchase Agreement dated as of May 26, 1994.

Amendment No. 2 to Note Purchase Agreement dated as of July 29, 1994.

Amendment Agreement dated as of October 27, 1994.

Waiver and Amendment Agreement dated as of April 15, 1996.

Waiver and Amendment Agreement dated as of October 31, 1996 (as extended by that certain letter agreement dated November 26, 1996).

Waiver and Amendment Agreement dated December 9, 1996.

Letter Agreement dated March 28, 1997.




                                    Annex 2-1

                                    ANNEX 3
                           INFORMATION AS TO COMPANY

[TO BE SUPPLIED BY THE COMPANY]

PART 2.4(a) -- PENDING LITIGATION.


PART 2.6(c) -- VIOLATIONS OF AGREEMENTS.


PART 2.7(b) -- DEBT.


PART 2.7(c) -- MATERIAL ADVERSE CHANGE.


PART 2.8(a) -- SUBSIDIARIES.


PART 2.8(b) -- AFFILIATES.


PART 2.13(a) -- ENVIRONMENTAL COMPLIANCE.


PART 2.13(b) -- ENVIRONMENTAL LIABILITY.


PART 2.13(c) -- ENVIRONMENTAL NOTICES.


PART 6.5 -- RESTRICTED PAYMENTS.


PART 6.6(a)(vii) -- EXISTING LIENS.


PART 6.10 -- TRANSACTIONS WITH AFFILIATES.


PART 9.1-ACP -- ACCEPTABLE CONTROL PERSONS.




                                    Annex 3-1